      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2003
                                                    REGISTRATION NO. 333-_______

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                            OFFSHORE LOGISTICS, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ------------------------------

            DELAWARE                                         4522                               72-0679819
(State or other jurisdiction of                 (Primary Standard Industrial        (I.R.S. Employer Identification No.)
 incorporation or organization)                 Classification Code Number)

           224 RUE DE JEAN*                                                                    H. EDDY DUPUIS*
          POST OFFICE BOX 5-C                                                          VICE PRESIDENT, CHIEF FINANCIAL
      LAFAYETTE, LOUISIANA 70505                                                             OFFICER AND SECRETARY
            (337) 233-1221                                                                       224 RUE DE JEAN
   (Address, including zip code, and                                                           POST OFFICE BOX 5-C
telephone number, including area code, of                                                  LAFAYETTE, LOUISIANA 70505
registrants' principal executive offices)                                                        (337) 233-1221
                                                                                    (Name, address, including zip code, and
                                                                                    telephone number, including area code, of
                                                                                                agent for service)

                         ------------------------------
                                   Copies to:
                                JEFFERY B. FLOYD
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

                         ------------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                         ------------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         ------------------------------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                          Proposed Maximum     Proposed Maximum
        Title of Each Class of            Amount to be     Offering Price     Aggregate Offering       Amount of
      Securities to be Registered          Registered          Per Note            Price(1)        Registration Fee
-------------------------------------------------------------------------------------------------------------------
6 1/8% Senior Notes due 2013               $230,000,000          100%             $230,000,000           $18,607
-------------------------------------------------------------------------------------------------------------------
Guarantees by certain subsidiaries of                --           --                        --                -- (2)
Offshore Logistics, Inc.*
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(n), no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.

     * Includes certain subsidiaries of Offshore Logistics, Inc. identified on the following pages.

                              AIR LOGISTICS, L.L.C.
             (Exact name of registrant as specified in its charter)

          LOUISIANA                                     72-1412904
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                          AIR LOGISTICS OF ALASKA, INC.
             (Exact name of registrant as specified in its charter)

            ALASKA                                      92-0048121
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                               GRASSO CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      72-1277694
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                       GRASSO PRODUCTION MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

            TEXAS                                       76-0271164
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                               MEDIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      76-0482462
(State or other jurisdiction of         (I.R.S. Employer Identification  Number)
 incorporation or organization)

     EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JULY 18, 2003

PROSPECTUS

                                     [LOGO]
                            OFFSHORE LOGISTICS, INC.
                             OFFER TO EXCHANGE UP TO
                  $230,000,000 OF 6 1/8% SENIOR NOTES DUE 2013
                                       FOR
                  $230,000,000 OF 6 1/8% SENIOR NOTES DUE 2013
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                           TERMS OF THE EXCHANGE OFFER

     - We are offering to exchange up to $230,000,000 of our outstanding 6 1/8% Senior Notes due 2013 for new notes with substantially identical terms that have been registered under the Securities Act and are freely tradable.

     - We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

     - The exchange offer expires at 5:00 p.m., New York City time, on __________, 2003, unless extended. We do not currently intend to extend the exchange offer.

     - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - The exchange of outstanding notes for new notes will not be a taxable event to you for U.S. federal income tax purposes.

       TERMS OF THE NEW 6 1/8% SENIOR NOTES OFFERED IN THE EXCHANGE OFFER

MATURITY

     -    The new notes will mature on June 15, 2013.

INTEREST

     - Interest on the new notes is payable on June 15 and December 15 of each year, beginning December 15, 2003.

     -    Interest will accrue from June 20, 2003.

REDEMPTION

     - We may redeem some or all of the new notes at any time on or after June 15, 2008 at redemption prices listed in "Description of New Notes--Optional Redemption," and prior to that date we may redeem all, but not less than all, of the new notes by the payment of the applicable premium stated in this prospectus.

     - Subject to certain limitations, at any time on or before June 15, 2006, we may also redeem up to 35% of the new notes using the net proceeds of certain equity offerings.

CHANGE OF CONTROL

     - If we experience a change of control, subject to certain conditions, we must offer to purchase the new notes.

RANKING

     - The new notes are unsecured. The new notes rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and senior in right of payment to all of our future subordinated indebtedness.

     - The new notes are effectively junior to our existing and future secured indebtedness to the extent of that security.

GUARANTEES

     - If we cannot make payment on the new notes when they are due, certain of our subsidiaries have guaranteed the notes and must make payment instead.

     PLEASE READ "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Each broker-dealer that receives new notes for its own account pursuant to this offering must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal included in this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, until
         , 2003, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


                   The date of this prospectus is    , 2003.

      This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, or the documents incorporated by reference into this prospectus, is accurate as of any date other than the date on the front cover of this prospectus or the date of such document, as the case may be.

                                TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION.......................         2
WHERE YOU CAN FIND MORE INFORMATION...............         2
PROSPECTUS SUMMARY................................         4
RISK FACTORS......................................         8
SELECTED HISTORICAL FINANCIAL INFORMATION.........        19
EXCHANGE OFFER....................................        20
RATIO OF EARNINGS TO FIXED CHARGES................        27
USE OF PROCEEDS...................................        28
DESCRIPTION OF NEW NOTES..........................        29
U.S. FEDERAL INCOME TAX CONSIDERATIONS............        66
PLAN OF DISTRIBUTION..............................        67
LEGAL MATTERS.....................................        68
EXPERTS...........................................        68
LETTER OF TRANSMITTAL.............................   ANNEX A

                           FORWARD-LOOKING INFORMATION

     This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management; expected actions by us and by third parties, including our customers, competitors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as "believes," "belief," "expects," "plans," "anticipates," "intends," "projects," "estimates," "may," "might," "would," "could" or other similar words. All statements in this prospectus other than statements of historical fact or historical financial results are forward-looking statements.

     Our forward-looking statements reflect our views and assumptions on the date of this prospectus regarding future events and operating performance. We believe that they are reasonable, but they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Accordingly, you should not put undue reliance on any forward-looking statements. Factors that could cause our forward-looking statements to be incorrect and actual events or our actual results to differ from those that are anticipated are described in "Risk Factors" appearing elsewhere in this prospectus.

     All forward-looking statements in this prospectus are qualified by these cautionary statements and are only made as of the date of this prospectus. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC (File No. 0-5232). These reports include as exhibits copies of material documents and agreements. You may read and copy at prescribed rates any documents we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

     Our SEC filings are also available to the public over the Internet through the SEC's web site at http://www.sec.gov. You can also inspect reports and other information we file with the SEC at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to that information. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information herein. We incorporate by reference the documents listed below and any further filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished to the SEC pursuant to Item 9, Item 11 or Item 12 of any current report on Form 8-K and any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q, prior to the termination of this offering:

     -    Our Annual Report on Form 10-K for the fiscal year ended March 31,
          2003;

     - Our Current Report on Form 8-K filed with the SEC on June 9, 2003 (other than any information furnished to the SEC pursuant to Item 9 of such Current Report);

     -    Our Current Report on Form 8-K filed with the SEC on June 18, 2003;
          and

     -    Our Current Report on Form 8-K filed with the SEC on June 26, 2003.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 9, Item 11 or Item 12 on any current report on Form 8-K and any certification furnished to the SEC as an exhibit to any periodic report on Form 10-K or Form 10-Q) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

     Our annual, quarterly and current reports, and any amendments thereto, that we file with the SEC, including all of the information incorporated by reference in this prospectus, are made available, free of charge, over the Internet through our website at http://www.olog.com as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. You may also request copies of any of our filings with the SEC, which we will provide at no cost, by writing or telephoning us at Offshore Logistics, Inc., 224 Rue de Jean, P.O. Box 5-C, Lafayette, Louisiana 70505, Attention: Corporate Secretary (telephone: (337) 233-1221). TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST THIS INFORMATION NO LATER THAN _________, 2003, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE OFFER.

                               PROSPECTUS SUMMARY

     The following summary contains information about us and the offering of the new notes. It does not contain all of the information that you should consider in making your investment decision. For a more complete understanding of us and this offering, you should read and consider carefully all of the information in this prospectus, particularly the information set forth under "Risk Factors" and the financial information appearing elsewhere in this prospectus. Except as otherwise indicated herein, or as the context may otherwise require, the words "we," "our" and "us" refer collectively to Offshore Logistics, Inc., Bristow Aviation Holdings Ltd. and our consolidated subsidiaries. References to the "notes" in this prospectus include both the outstanding notes and the new notes.

                                   THE COMPANY

     We are a leading provider of helicopter transportation services to the worldwide offshore oil and gas industry and the only provider with operations in both the Gulf of Mexico and the North Sea. We also have operations, both directly and indirectly, in most of the other major offshore oil and gas producing regions of the world, including Nigeria, Australia, Mexico, Trinidad, Brazil and China. In addition, we are a leading provider of production management services for oil and gas production facilities in the Gulf of Mexico.

     We are a publicly traded company whose common stock is listed on the New York Stock Exchange under the symbol "OLG." Our corporate offices are located at 224 Rue de Jean, Post Office Box 5-C, Lafayette, Louisiana 70505. Our telephone number is (337) 233-1221.

                               THE EXCHANGE OFFER

     On June 20, 2003, we completed a private offering of the outstanding notes. As part of that private offering we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer within 210 days after the date we initially issued the outstanding notes. The following is a summary of the exchange offer.

Exchange Offer..............................       We are offering to exchange new notes for outstanding notes.

Expiration Time and Date....................       The exchange offer will expire at 5:00 p.m. New York City time, on
                                                   _______________ 2003, unless we decide to extend it. We do not currently intend to extend the exchange offer.

Condition to Exchange Offer.................       The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the SEC. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer.

Procedures for Tendering Outstanding Notes..       To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or "DTC," for tendering outstanding notes. These procedures, which we call "ATOP," require that the exchange agent receive, prior to 5:00 p.m. New York City time on the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program and that DTC confirm that:

                                                      -   DTC has received your instructions to exchange your outstanding notes, and

                                                       -    you agree to be bound by the terms of the letter of
                                                            transmittal.

                                                   For more details, please read "Exchange Offer -- Terms of the Exchange
                                                   Offer" and "-- Procedures for Tendering."

Guaranteed Delivery Procedures..............       None.

Withdrawal of Tenders.......................       You may withdraw your tender of outstanding notes at any time prior to 5:00 p.m. New York City time on the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using
                                                   ATOP procedures before 5:00 p.m. New York City time on the expiration date of the exchange offer. Please read "Exchange Offer -- Withdrawal of Tenders."

Acceptance of Outstanding Notes and
  Delivery of New Notes.....................       If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m.
                                                   New York City time on the expiration date. We will return any outstanding notes that we do not accept for exchange, or with respect to which all conditions for acceptance have not been met, to you without expense as promptly as practicable after the expiration date.
                                                   We will deliver the new notes as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange.
                                                   Please read "Exchange Offer -- Terms of the Exchange Offer."

Fees and Expenses...........................       We will bear all expenses related to the exchange offer. Please read "Exchange Offer -- Fees and Expenses."

Use of Proceeds.............................       The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement with the initial purchasers of the outstanding notes.

Consequences of Failure to Exchange
  Outstanding Notes.........................       If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the
                                                   Securities Act.

U.S. Federal Income Tax Considerations......       The exchange of new notes for outstanding notes in the exchange offer should not be a taxable event to you for U.S. federal income tax purposes. Please read "U.S. Federal Income Tax Considerations."

Exchange Agent .............................       We have appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this
                                                   prospectus (including the letter of transmittal) to the exchange agent addressed as follows: U.S. Bank National Association, 180
                                                   East Fifth Street, St. Paul, Minnesota 55101, Attention:
                                                   Specialized Finance Group.  Eligible institutions may make requests by facsimile at (651) 244-1537.

                             TERMS OF THE NEW NOTES

     The new notes will be identical to the outstanding notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

     The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please read "Description of New Notes."

Issuer......................................       Offshore Logistics, Inc.

Notes Offered...............................       $230,000,000 in aggregate principal amount of 6 1/8% Senior Notes due 2013.

Maturity Date...............................       June 15, 2013.

Interest ...................................       6 1/8% per annum from June 20, 2003.

Interest Payment Dates......................       Interest will be payable semi-annually in arrears on June 15 and
                                                   December 15 of each year, commencing December 15, 2003.

Subsidiary Guarantees.......................       The new notes will be jointly and severally guaranteed on a senior unsecured basis by certain of our U.S. subsidiaries.

Ranking.....................................       The new notes are our senior unsecured obligations. Accordingly, the new notes and the related subsidiary guarantees will rank:

                                                       -   effectively junior in right of payment to all our and the
                                                           guarantors' existing and future secured indebtedness;

                                                       -   equal in right of payment with any of our and the
                                                           guarantors' existing and future senior unsecured
                                                           indebtedness; and

                                                       -   senior in right of payment to any of our and the
                                                           guarantors' existing and future subordinated indebtedness.

                                                   In addition, the new notes will be effectively subordinated to the existing and future liabilities, including trade payables, of our non-guarantor subsidiaries.

Optional Redemption.........................       We may redeem any of the new notes at any time on or after June 15,
                                                   2008, in whole or in part, in cash, at the redemption prices described in "Description of New Notes--Optional Redemption," plus accrued and unpaid interest to the date of redemption.

                                                   At any time prior to June 15, 2006, we may redeem up to 35% of the aggregate principal amount of notes issued under the indenture with the net proceeds of certain equity offerings at a redemption price equal to 106.125% of the principal amount of the notes plus accrued and unpaid interest to the date of redemption. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding.

                                                   In addition, at any time prior to June 15, 2008, we may redeem all, but not less than all, of the new notes at a redemption price equal to the principal amount plus the Applicable Premium (as defined in

                                                "Description of New Notes -- Optional Redemption") and accrued and unpaid interest, if any, to the redemption date.

Change of Control...........................    If we experience a Change of Control (as defined under "Description of New Notes -- Repurchase at the Option of Holders"), we will be required to make an offer to repurchase the new notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

Certain Covenants...........................    The terms of the new notes will restrict our ability and the ability of our restricted subsidiaries to, among other things:

                                                    -   incur additional indebtedness or issue preferred stock;

                                                    -   pay dividends or make other distributions to our stockholders;

                                                    -   purchase or redeem capital stock or subordinated indebtedness;

                                                    -   make investments;

                                                    -   create liens;

                                                    -   incur restrictions on the ability of our restricted
                                                        subsidiaries to pay dividends or make other payments to us;

                                                    -   sell assets;

                                                    -   consolidate or merge with or into other companies or
                                                        transfer all or substantially all of our assets; and

                                                    -   engage in transactions with affiliates.

                                                These limitations will be subject to a number of important qualifications and exceptions. See "Description of New Notes -- Certain Covenants." In addition, many of the covenants will terminate before the new notes mature if one or more of two specified ratings agencies assign the new notes investment grade ratings in the future and no event of default exists under the indenture. Any covenants that cease to apply to us as a result of achieving these ratings will not be restored, even if the credit rating assigned to the new notes later falls below these ratings. See "Description of New Notes -- Certain Investment Grade
                                                Covenants."

Transfer Restrictions; Absence of a Public
   Market for the Notes.....................    The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market.
                                                There can be no assurance as to the development or liquidity of any market for the new notes.

                                  RISK FACTORS

     Please read "Risk Factors" beginning on page 8 for a discussion of certain factors you should consider before participating in the exchange offer.

                                  RISK FACTORS

     In addition to the information set forth elsewhere or incorporated by reference in this prospectus, the following factors relating to us, the exchange offer and the new notes should be considered carefully in deciding whether to participate in the exchange offer.

RISKS RELATED TO OUR BUSINESS

   THE DEMAND FOR OUR SERVICES IS SUBSTANTIALLY DEPENDENT ON THE LEVEL OF ACTIVITY IN THE OIL AND NATURAL GAS INDUSTRY.

     We provide helicopter services to oil and natural gas exploration, development and production companies. As a result, demand for our services is substantially dependent on activity levels and transportation needs in that industry, and our revenue and profitability are largely dependent upon the worldwide levels of activity in oil and natural gas exploration, development and production. These activity levels are principally affected by trends in, and expectations regarding, oil and natural gas prices, as well as the capital expenditure budgets of oil and gas companies. We cannot predict future oil and natural gas price movements. Historically, the prices for oil and natural gas have been volatile and are subject to factors beyond our control, such as:

     - the supply of and demand for oil and natural gas and market expectations about such supply and demand;

     - actions of OPEC and other oil producing countries to control prices or change production levels;

     - general economic and political conditions, both worldwide and in particular regions;

     -    governmental regulation; and

     -    the price and availability of alternative fuels.

     For example, oil and gas activities declined in fiscal 2003 in both the Gulf of Mexico and the North Sea. As a result, we experienced a reduced demand for our services in these regions in fiscal 2003. Oil and gas industry activity may decline again in the near future, which may decrease the demand for our services. Any prolonged reduction in oil and natural gas prices will likely depress the level of exploration, development and production activity and result in a decline in the demand for our services.

     In addition, oil and natural gas companies are continually seeking to implement measures aimed at greater cost savings. As part of these measures, these companies are attempting to improve cost efficiencies with respect to helicopter transportation services. For example, these companies may reduce staffing levels on both old and new installations by using new technology to permit unmanned installations and may reduce the frequency of transportation of employees by increasing the length of shifts offshore. The continued implementation of these kinds of measures could reduce the demand for helicopter transportation services and have a material adverse effect on our business, financial condition and results of operations.

   WE ARE HIGHLY DEPENDENT UPON THE LEVEL OF ACTIVITY IN THE GULF OF MEXICO AND THE NORTH SEA.

     Approximately 56% of our fiscal 2003 operating revenue was derived from our helicopter services provided to customers operating in North America and the North Sea. If activity in oil and natural gas exploration, development and production in either of these areas declines, our business, financial condition and results of operations could be materially and adversely affected. The decline in activity in fiscal 2003 in both the North Sea and the Gulf of Mexico negatively impacted our revenue from those regions. We cannot predict the levels of activity in these areas in future periods.

     During April 2002, the U.K. government instituted a progressive tax regime which directly impacts oil and gas exploration, development and production in the North Sea. Several oil companies have stated that the new tax regime is a deterrent to future capital spending. If the oil companies reduce their exploration and development budgets as a result of this tax change, demand for our services could be negatively impacted.

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   OUR OPERATIONS AND FUTURE GROWTH DEPEND ON THE LEVEL OF INTERNATIONAL OIL AND
   GAS ACTIVITY AND OUR ABILITY TO OPERATE IN THESE REGIONS.

     Approximately 29% of our fiscal 2003 operating revenue was attributable to our helicopter services provided to oil and gas customers operating outside of North America and the North Sea. The demand for our helicopter services in our International Operations depends on the level of oil and natural gas exploration, development and production activity in these regions. We cannot predict the level of activity in these areas in future periods.

     In addition, our ability to conduct our International Operations may be adversely affected by:

     - local regulations restricting foreign ownership of helicopter operators;

     - requirements to award contracts to local operators and to employ local citizens; and

     - the number and location of new drilling concessions granted by foreign sovereigns.

     If we are unable to continue to operate or obtain contracts in foreign countries to the extent we do currently, our future business, financial condition and results of operations may be adversely affected and our International Operations may not grow in accordance with our expectations.

     Our International Operations are also subject to various risks inherent in conducting business outside the United States, including:

     - political, social and economic instability, including risks of war, general strikes, civil disturbances and guerilla activity;

     - governmental actions that may restrict payments or the movement of funds or result in the deprivation of contract rights;

     -    the taking of property without fair compensation; and

     - the lack of well developed legal systems in some countries which could make it difficult for us to enforce our contractual rights.

     For example, there has been recent unrest in Nigeria where we derived 41% of our fiscal 2003 operating revenue from International Operations. While this unrest has not adversely affected our International Operations, any future unrest in Nigeria or our other operating regions could adversely affect our business, financial condition and results of operations. We cannot predict whether any of these events will occur in the future in Nigeria or elsewhere.

   FOREIGN EXCHANGE RISKS AND CONTROLS MAY AFFECT OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS.

     Through our foreign operations, we are exposed to currency fluctuations and exchange rate risks. The majority of our revenue and expenses from our North Sea Operations are in British Pounds Sterling. In addition, some of our contracts to provide services internationally provide for payment in foreign currencies. Our foreign exchange rate risk is even greater when our revenue is denominated in a currency different from the associated costs. We attempt to minimize our foreign exchange rate risk exposure by contracting the majority of our services other than in our North Sea Operations in U.S. dollars. As a result, a strong U.S. dollar may increase the local cost of our services that are provided under U.S. dollar denominated contracts, which may reduce the demand for our services in foreign countries. Generally, we do not enter into hedging transactions to protect against foreign exchange risks related to our operating revenue.

     Because we maintain our financial statements in U.S. dollars, we are vulnerable to fluctuations in the exchange rate between the British Pound Sterling and the U.S. dollar and between other foreign currencies and the U.S. dollar. In preparing our financial statements, we must convert all non-U.S. dollar currencies to U.S. dollars. The effect of foreign currency translation is reflected in a component of stockholders' investment and foreign currency transaction gains or losses are credited or charged to income and reflected in other income (expense). In the past three fiscal

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

years our stockholders' investment has decreased by as much as $29.0 million in some years and increased by as much as $27.8 million in some years as a result of translation adjustments. Changes in exchange rates could cause significant changes in our financial position and results of operations in the future.

     We operate in countries with foreign exchange controls. These controls may limit our ability to repatriate funds from our International Operations and unconsolidated affiliates or otherwise convert local currencies into U.S. dollars. These limitations could adversely affect our ability to access cash from these operations.

   WE OPERATE IN MANY INTERNATIONAL AREAS THROUGH ENTITIES THAT WE DO NOT
   CONTROL.

     We conduct many of our international operations through entities in which we have a minority investment or through strategic alliances with foreign partners. For example, we have acquired interests in, and in some cases have lease and service agreements with, entities that operate aircraft in Brazil, Egypt, Mexico and Norway. We derive significant amounts of lease and service revenue and dividend income from these entities. In fiscal 2003 we derived approximately $7.3 million of dividend income from our unconsolidated affiliates. More significantly, we received approximately $54.0 million in fiscal 2003 from the provision of aircraft and other services to unconsolidated affiliates which represented approximately 33% of our fiscal 2003 operating revenue from International Operations. Because we do not own a majority or maintain voting control of these entities, we do not have the ability to control their policies, management or affairs. The interests of persons who control these entities or partners may differ from ours, and they may cause such entities to take actions which are not in our best interest. If we are unable to maintain our relationships with our partners in these entities, we could lose our ability to operate in these areas which could materially adversely affect our business, financial condition and results of operations.

   WE FACE SUBSTANTIAL COMPETITION IN BOTH OF OUR BUSINESS SEGMENTS.

     The helicopter business is highly competitive. Chartering of helicopters is usually done on the basis of competitive bidding among those having the necessary equipment, experience and resources. Factors that affect competition in our industry include price, reliability, safety record, reputation, availability, equipment and quality of service.

     In our North American Operations, we face competition from a number of providers. One of our competitors has more helicopters in service in the Gulf of Mexico than we do. We have one significant competitor in the North Sea and expect another competitor to enter the North Sea in 2004. In our International Operations, we also face significant competition. In addition, foreign regulations may require the awarding of contracts to local operators.

     Many of our customers have the capability to perform their own helicopter operations should they elect to do so, which has a limiting effect on our rates. The loss of a significant number of our customers or termination of a significant number of our contracts could materially adversely affect our business, financial condition and results of operations.

     The production management services business is also highly competitive. There are a number of competitors that maintain a presence throughout the Gulf of Mexico. In addition, there are many smaller operators that compete with us on a local basis or for single projects or jobs. Contracts for our production management services are generally for a year or less and could be awarded to our competitors upon expiration. Many of our customers are also able to perform their own production management services should they choose to do so.

     As a result of significant competition, we must continue to provide safe and efficient service or we will lose market share, which could materially adversely affect our business, financial condition and results of operations.

   LABOR PROBLEMS COULD ADVERSELY AFFECT US.

     The pilots in our North American Operations and approximately 500 employees in our North Sea Operations are represented under collective bargaining agreements. Any disputes over the terms of these agreements or our potential inability to negotiate acceptable contracts with the unions that represent our employees under these agreements could result in strikes, work stoppages or other slowdowns by the affected workers. The collective bargaining agreement that covers our North American pilots became amendable in May 2003. Following


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

approximately eight weeks of negotiations with union representatives, an agreement could not be reached on several key areas, most notably compensation levels. We and the union representatives agreed to seek assistance from the National Mediation Board in appointing an independent mediator to assist with the negotiations. A mediator was assigned by the National Mediation Board, and two sessions with the mediator have been held. A third session is scheduled for mid-August. If the mediation is unsuccessful, a 30 day cooling off period is mandated. We cannot predict whether our negotiations will be successful or, if not, what action our pilots might take after the cooling off period expires. If our unionized workers engage in a strike, work stoppage or other slowdown, or other employees elect to become unionized or existing labor agreements are renegotiated on, or future labor agreements contain, terms that are unfavorable to us, we could experience a disruption of our operations or higher ongoing labor costs which could adversely affect our business, financial condition and results of operations.

   HELICOPTER OPERATIONS INVOLVE RISKS THAT MAY NOT BE COVERED BY OUR INSURANCE OR MAY INCREASE OUR OPERATING COSTS.

     The operation of helicopters inherently involves a degree of risk. Hazards such as harsh weather and marine conditions, mechanical failures and crashes are inherent in our business and may result in personal injury, loss of life, damage to property and equipment and suspension or reduction of operations. Our aircraft have been involved in accidents in the past, some of which have included loss of life and property damage. We may experience similar accidents in the future. In addition, GPM's operations are subject to the normal risks associated with working on oil and gas production facilities. These risks include injury to or death of personnel and damage to or loss of property.

     We attempt to protect ourselves against these losses and damage by carrying insurance, including hull and liability, general liability, workers' compensation and property and casualty insurance. Our insurance coverage is subject to deductibles and maximum coverage amounts, and we do not carry insurance for all types of losses, including business interruption. We cannot assure you that our existing coverage will be sufficient or that in the future we will be able to maintain our existing coverage or that the premiums will not increase substantially. Our insurance costs increased substantially in fiscal 2003. In addition, future terrorist activity, accidents or other events could further increase our insurance rates. The loss of our liability insurance coverage, inadequate coverage from our liability insurance or future substantial increases in premiums could materially and adversely affect our business, financial condition and results of operations.

   WE ARE SUBJECT TO GOVERNMENT REGULATION THAT LIMITS FOREIGN OWNERSHIP OF AVIATION COMPANIES.

     United States. We are subject to regulations pursuant to the Federal Aviation Act of 1958, as amended, and other statutes. Under the Federal Aviation Act, it is unlawful to operate certain aircraft for hire within the United States unless such aircraft are registered with the Federal Aviation Administration, or FAA, and the operator of such aircraft has been issued an operating certificate by the FAA. As a general rule, aircraft may be registered under the Federal Aviation Act only if the aircraft is owned or controlled by one or more citizens of the United States, and an operating certificate may be granted only to a citizen of the United States. For purposes of these requirements, a corporation is deemed to be a citizen of the United States only if, among other things, at least 75% of its voting interests are owned or controlled by U.S. citizens. If persons other than U.S. citizens should come to own or control more than 25% of the voting interests in us, we have been advised that our aircraft may be subject to deregistration under the Federal Aviation Act and we may lose the privilege of operating within the United States. Deregistration of our aircraft or loss of our operating license for any reason, including foreign ownership in excess of the permitted levels, would materially adversely affect our ability to conduct our North American Operations. As of March 31, 2003, approximately 6.2% of our outstanding common shares were held by persons with foreign addresses. Because a substantial portion of our common stock is publicly traded, our foreign ownership may fluctuate on each trading day. In addition, these foreign ownership limitations restrict our ability to issue or sell our common stock to non-U.S. citizens which could hurt our ability to raise equity or acquire assets or businesses for common stock in the future.

     United Kingdom. We are subject to the Licensing of Air Carriers Regulations 1992, and Regulations made under the Civil Aviation Act 1992 and other statutes. We carry persons and property in our helicopters pursuant to an operating license issued by the Civil Aviation Authority, or CAA.

     Under the Licensing of Air Carriers Regulations 1992, it is unlawful to operate certain aircraft for hire within the United Kingdom unless such aircraft are approved by the CAA. The holder of an operating license must meet the ownership and control requirements of Council Regulation 2407/92. This means that the entity that operates under the license must be owned directly or through majority ownership by United Kingdom and European Economic Union Area nationals and must at all times be effectively controlled by them. We own 49% of the common stock of Bristow, the owner of our North Sea Operations, and have put/call arrangements with the other two stockholders. If we were to purchase any Bristow shares pursuant to this arrangement, we would be required to find a qualified European owner to acquire those shares to retain Bristow's CAA operating license. Revocation of the CAA operating license for any reason would have a material adverse effect on our North Sea Operations.

     International. Certain of our International Operations are subject to restrictions on foreign ownership. Because of this, these operations are conducted primarily through unconsolidated affiliates in which local citizens own interests, or pursuant to arrangements under which we operate assets or conduct operations under contracts with local entities. If changes in local regulation further limit foreign ownership or operation of aviation companies, we may not be permitted to operate in certain regions under our existing arrangements.

     We cannot assure you that there will not be changes in or adoptions of U.S., U.K. or other foreign laws, regulations or administrative requirements in any region where we operate, or the interpretation thereof, which could restrict or prohibit our ability to operate in certain regions. Any such restriction or prohibition on our ability to operate may materially adversely affect our business, financial condition and results of operations.

   FAILURE TO MAINTAIN AN ACCEPTABLE SAFETY RECORD MAY HAVE AN ADVERSE IMPACT ON OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

     Our customers consider safety and reliability as primary concerns in selecting a provider of helicopter transportation services. If we fail to maintain a record of safety and reliability that is satisfactory to our customers, our ability to retain current customers and attract new customers may be adversely affected.

   OUR FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD HAVE AN ADVERSE EFFECT ON US.

     Our ability to attract and retain qualified pilots, mechanics and other highly trained personnel is an important factor in determining our future success. Many of our customers require pilots of aircraft that service them to have very high levels of flight experience. The market for these experienced and highly trained personnel is competitive and will become more competitive if oil and gas industry activity levels increase. Accordingly, we cannot assure you that we will be successful in our efforts to attract and retain such persons. Some of our pilots and mechanics and those of our competitors are members of the U.S. military reserves and could be called to active duty. If significant numbers of such persons are called to active duty, it would reduce the supply of such workers and likely increase our labor costs.

   OUR OPERATIONS ARE SUBJECT TO WEATHER RELATED AND SEASONAL FLUCTUATIONS.

     Our operations can be impaired by harsh weather conditions generally. Poor visibility, high wind and heavy precipitation can affect the operation of helicopters and result in a reduced number of flight hours. A significant portion of our operating revenue is dependent on actual flight hours and a substantial portion of our direct costs is fixed. Thus, prolonged periods of harsh weather can materially and adversely affect our business, financial condition and results of operations.

     In the Gulf of Mexico, the months of December through March have more days of harsh weather conditions than the other months of the year. Heavy fog during those months often limits visibility. In addition, in the Gulf of Mexico, June through November is tropical storm season. When a tropical storm is about to enter or begins developing in the Gulf of Mexico, flight activity may increase because of evacuations of offshore workers. However, during tropical storms, we are unable to operate in the area of the storm. In addition, as a significant portion of our facilities are located along the Gulf of Mexico coast, tropical storms may cause substantial damage to our property there, including helicopters. Additionally, we incur costs in evacuating our aircraft, personnel and equipment prior to tropical storms.

     The fall and winter months have fewer hours of daylight, particularly in the North Sea. Consequently, flight hours are generally lower at these times, which typically results in a reduction in operating revenue during those months. While some of our aircraft are equipped to fly at night, we generally do not do so. Accordingly, our reduced


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

ability to operate in harsh weather conditions and darkness may adversely affect our business, financial condition and results of operations.

   BRISTOW'S OBLIGATIONS MAY ADVERSELY IMPACT US.

     As of March 31, 2003, we had a $114.7 million pension liability related to Bristow's underfunded pension plan, of which approximately $80.5 million was recorded in fiscal 2003. In accordance with U.S. accounting rules, the liability is recorded through a direct charge to stockholders' investment. In addition, the U.K. rules governing pension plan funding require us to make additional cash contributions into the plan over the next three years in the range of $5.0 million to $6.0 million per year. We have not yet determined whether we will make these additional contributions through periodic lump sum payments or through an increase of the existing contribution rate. As a result, the charge to earnings for fiscal 2004 will increase over the amounts expensed in fiscal 2003 by approximately $10.5 million. Additional charges to stockholders' investment and earnings likely will be required in future years and these charges could be significant. These charges may have a material adverse effect on our financial condition and results of operations.

     In addition, Bristow has been notified by the U.K. Inland Revenue of a potential tax liability related to the deduction of certain aircraft maintenance costs. Although the actual amount of this potential liability has not been determined, if ultimately determined to be due, such liability would result in cash payments for taxes to the U.K. Inland Revenue which could be significant. This controversy affects only the timing of deductions and would not result in any additional tax expense being charged to income.

   ENVIRONMENTAL REGULATIONS AND LIABILITIES MAY INCREASE OUR COSTS AND ADVERSELY AFFECT US.

     All of our operations are subject to national and local environmental laws and regulations that impose limitations on the discharge of pollutants into the environment and establish standards for the treatment, storage, recycling, and disposal of toxic and hazardous wastes. The nature of the business of operating and maintaining helicopters requires that we use, store, and dispose of materials that are subject to environmental regulation. Liabilities associated with environmental matters could have a material adverse impact on our business, financial condition and results of operations. For additional information see "Business -- Legal Proceedings" in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.


RISKS RELATED TO THE EXCHANGE OFFER AND THE NOTES

     IF YOU DO NOT PROPERLY TENDER YOUR OUTSTANDING NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OUTSTANDING NOTES AND YOUR ABILITY TO TRANSFER OUTSTANDING NOTES WILL BE ADVERSELY AFFECTED.

     We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely tender of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

     If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer such notes outstanding.

   OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND IMPAIR OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

     We will continue to have substantial debt and substantial debt service requirements following the completion of the exchange offer. Subject to the restrictions contained in our indebtedness agreements, we and our subsidiaries may be able to incur significant additional indebtedness in the future.

     Our level of indebtedness may have important effects on our future operations, including:

     - impairing our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or other general corporate purposes or to repurchase the notes upon a change of control;

     - requiring us to dedicate a substantial portion of our cash flow to the payment of principal and interest on our indebtedness, which reduces the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

     - subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including our borrowings under our credit facilities;

     - increasing the possibility of an event of default under the financial and operating covenants contained in our debt instruments; and

     - limiting our ability to adjust to rapidly changing market conditions, reducing our ability to withstand competitive pressures and making us more vulnerable to a downturn in general economic conditions or our business than our competitors with less debt.

     If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to refinance all or a portion of our existing debt, including the notes, or to obtain additional financing. We cannot assure you that any such refinancing would be possible or that any additional financing could be obtained. Our inability to obtain such refinancing or financing may have a material adverse effect on us.

   DESPITE OUR AND OUR SUBSIDIARIES' CURRENT LEVELS OF INDEBTEDNESS, WE MAY INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL INDEBTEDNESS.

     Although the agreements governing our credit facilities and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In addition to amounts that may be borrowed under our existing credit facilities, the indenture governing the notes also allows us to borrow significant amounts of money from other sources. Also, these restrictions do not prevent us from incurring obligations that do not constitute "indebtedness" as defined in the relevant agreement. If new debt is added to the current debt levels, the related risks that we now face could intensify.

   TO SERVICE OUR INDEBTEDNESS, INCLUDING THE NOTES, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make scheduled payments of principal or interest with respect to our indebtedness, including the notes, will depend on our ability to generate cash and on our future financial results. In addition, our U.K. credit facility is payable on demand. Our ability to generate cash depends on the demand for our services, which is subject to levels of activity in offshore oil and gas exploration, development and production, general economic conditions, and financial, competitive, regulatory and other factors affecting our operations, many of which are beyond our control. We cannot assure you that our operations will generate sufficient cash flow or that future borrowings will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

   WE ARE DEPENDENT ON OUR SUBSIDIARIES AND OUR UNCONSOLIDATED AFFILIATES FOR OUR CASH FLOW.

     We are a holding company with no material assets other than the equity interests of our subsidiaries, our investment in Bristow, and interests in our unconsolidated affiliates. Our subsidiaries and our unconsolidated affiliates conduct substantially all of our operations and directly own substantially all of our assets. Therefore, our operating cash flow and ability to meet our debt obligations, including the notes, will depend on the cash flow provided by our subsidiaries and our unconsolidated affiliates in the form of loans, dividends or other payments to us as a shareholder, equity holder, service provider or lender. The ability of our subsidiaries and our unconsolidated affiliates to make such payments to us will depend on their earnings, tax considerations, legal restrictions and restrictions under their indebtedness. Our non-guarantor subsidiaries are not obligated to make funds available for payment of the notes. Although the indenture limits the ability of the guarantor subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, the limitations are subject to a number of significant qualifications and exceptions.

   THE NOTES ARE STRUCTURALLY SUBORDINATED TO ALL INDEBTEDNESS OF OUR SUBSIDIARIES THAT ARE NOT GUARANTORS OF THE NOTES.

     We derive substantially all of our revenue from our consolidated subsidiaries, Bristow Aviation Holdings Ltd., which we refer to as Bristow (whose results are also consolidated), and our unconsolidated affiliates. While certain of our U.S. subsidiaries guarantee the notes, Bristow and other subsidiaries are not guaranteeing the notes initially. You will not have any claim as a creditor against Bristow or our subsidiaries that are not guarantors of the notes. Accordingly, all obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. As of March 31, 2003, Bristow and our other non-guarantor subsidiaries had approximately $224.1 million of total liabilities (including trade payables but excluding intercompany liabilities and guarantees). Revenue related to Bristow and our other non-guarantor subsidiaries constituted 66.5% of our operating revenue during fiscal 2003 and Bristow and our other non-guarantor subsidiaries held approximately 66.3% of our consolidated assets as of March 31, 2003.

     Similar to our non-guarantor subsidiaries, you will not have any claim as a creditor against our unconsolidated affiliates. We own less than 100% of the equity of our unconsolidated affiliates so that, in addition to the claims of creditors of those entities, the equity interests of our partners or other shareholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These unconsolidated affiliates may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including the notes.

   THE NOTES AND THE GUARANTEES ARE UNSECURED AND EFFECTIVELY SUBORDINATED TO OUR AND OUR SUBSIDIARY GUARANTORS' SECURED INDEBTEDNESS.

     The notes and the related subsidiary guarantees are not secured by any of our assets. As of March 31, 2003, we and our subsidiary guarantors had no secured debt outstanding. However, after March 31, 2003, we financed $18.0 million of the purchase price of three Sikorsky aircraft for 90 days, which indebtedness is secured by such aircraft. In addition, the indenture governing the notes will permit the incurrence of additional debt, some of which may be secured debt. Holders of our secured debt will have claims that are effectively senior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. The notes are effectively subordinated to all secured debt.

     If we become insolvent or are liquidated, or if payment under any secured debt is accelerated, the lender thereunder would be entitled to exercise the remedies available to a secured lender. Accordingly, the lender will have priority over any claim for payment under the notes or the guarantees to the extent of the assets that constitute their collateral. If this were to occur, it is possible that there would be no assets remaining from which claims of the holders of the notes could be satisfied. Further, if any assets did remain after payment of these lenders, the remaining assets might be insufficient to satisfy the claims of the holders of the notes and holders of other unsecured debt that is deemed the same class as the notes, and potentially all other general creditors who would participate ratably with holders of the notes.

   RESTRICTIVE COVENANTS IN OUR DEBT AGREEMENTS MAY RESTRICT THE MANNER IN WHICH WE CAN OPERATE OUR BUSINESS.

     Our U.S. credit facility and the indenture relating to the notes, limit, among other things, our ability and the ability of our restricted subsidiaries to:

     -    borrow money or issue guarantees;

     -    pay dividends, redeem capital stock or make other restricted payments;

     -    incur liens to secure indebtedness;

     -    make certain investments;

     -    sell certain assets;

     -    enter into transactions with our affiliates; or

     -    merge with another person or sell substantially all of our assets.

     If we fail to comply with these covenants, we would be in default under our U.S. credit facility and the indenture, and the principal and accrued interest on the notes and our other outstanding indebtedness may become due and payable. See "Description of New Notes -- Certain Covenants", as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included in our most recent Annual Report on Form 10-K which is incorporated by reference in this prospectus. In addition, our U.S. credit facility contains, and our future indebtedness agreements may contain, additional affirmative and negative covenants, which are generally more restrictive than those contained in the indenture.

     As a result of these covenants, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be considered beneficial to us. Our U.S. credit facility also requires, and our future credit facilities may require, us to maintain specified financial ratios and satisfy certain financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. The breach of any of these covenants could result in a default under our U.S. credit facility. Upon the occurrence of an event of default under our current or future credit facilities, the lenders could elect to declare all amounts outstanding under such credit facilities, including accrued interest or other obligations, to be immediately due and payable. If amounts outstanding under such credit facilities were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes.

     The instruments governing certain of our indebtedness, including the indenture and our U.S. credit facility, contain cross-default provisions. Under these provisions, a default under one instrument governing our indebtedness may constitute a default under our other instruments of indebtedness that contain cross-default provisions.

   A COURT COULD SUBORDINATE OR VOID THE OBLIGATIONS UNDER OUR SUBSIDIARIES' GUARANTEES.

     Under the U.S. federal bankruptcy laws and comparable provisions of state fraudulent conveyance laws, a court could void obligations under the subsidiary guarantees, subordinate those obligations to other obligations of our subsidiary guarantors or require you to repay any payments made pursuant to the subsidiary guarantees, if:

     (1) fair consideration or reasonably equivalent value was not received in exchange for the obligation; and

     (2) at the time the obligation was incurred, the obligor:

     -    was insolvent or rendered insolvent by reason of the obligation;

     - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay them as the debts matured.

     The measure of insolvency for these purposes will depend upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent if:

     - the sum of its debts, including contingent liabilities, is greater than the saleable value of all of its assets at a fair valuation;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

-    it could not pay its debts as they become due.

Moreover, regardless of solvency, a court might void the guarantees, or subordinate the guarantees, if it determined that the transaction was made with intent to hinder, delay or defraud creditors.

     Each subsidiary guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision, however, may not be effective to protect the subsidiary guarantees from attack under fraudulent transfer law.

     The indenture will require that certain subsidiaries must guarantee the notes in the future. These considerations will also apply to these guarantees.

   WE MAY NOT HAVE THE ABILITY TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL AS REQUIRED BY THE INDENTURE.

     Upon the occurrence of a change of control (as defined in the indenture), we will be required to offer to purchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. Upon such a change of control, we may not have sufficient funds available to repurchase all of the notes tendered pursuant to this requirement. In addition, we are prohibited by our U.S. credit facility from repurchasing any of the notes unless the lenders thereunder consent. Our failure to repurchase the notes would be a default under the indenture, which would, in turn, be a default under our U.S. credit facility and, potentially, other debt. If any debt were to be accelerated, we may be unable to repay these amounts and make the required repurchase of the new notes. See "Description of New Notes -- Repurchase at the Option of Holders."

   NO PUBLIC MARKET EXISTS FOR THE NEW NOTES. AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE NEW NOTES, WHICH MAY LIMIT YOUR ABILITY TO RESELL THEM.

     The new notes will constitute a new class of securities for which there is no established trading market. We do not intend to list the new notes on a stock exchange or seek their admission for trading in the National Association of Securities Dealers Automated Quotation System. We cannot assure you that an active trading market for the new notes will develop or, if a trading market develops, that it will continue. The lack of an active trading market for the new notes would have a material adverse effect on the market price and liquidity of the new notes. If a market for the notes develops, they may trade at a discount from par.

     In addition, you may not be able to sell your new notes at a particular time or at a price favorable to you. Future trading prices of the new notes will depend on many factors, including:

     -    our operating performance and financial condition;

     - our ability to complete the exchange offer or to register the outstanding notes for resale;

     -    the interest of securities dealers in making a market;

     -    the market for similar securities; and

     -    prevailing interest rates.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in prices. The market for the new notes, if any, may be subject to similar disruptions. A disruption may have a negative effect on you as a holder of the new notes, regardless of our prospects or performance.

   YOUR ABILITY TO RECOVER FROM OUR FORMER AUDITORS, ARTHUR ANDERSEN LLP, FOR ANY POTENTIAL FINANCIAL MISSTATEMENTS IS LIMITED.

     On July 10, 2002, at the recommendation of our audit committee, we dismissed Arthur Andersen LLP as our independent public accountants and engaged KPMG LLP to serve as our independent public accountants for fiscal

2003. Our audited consolidated financial statements as of March 31, 2002 and 2001 and for each of the fiscal years in the two-year period ended March 31, 2002, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen, our former independent public accountants, as set forth in their reports, but Arthur Andersen has not consented to the incorporation by reference of these reports in this prospectus or in the registration statement of which this prospectus forms a part.

     Arthur Andersen completed its audit of our consolidated financial statements for the year ended March 31, 2002 and issued its report relating to those consolidated financial statements on May 15, 2002. Subsequently, Arthur Andersen was convicted of obstruction of justice for activities relating to its previous work for another of its audit clients and has ceased to audit publicly held companies. We are unable to predict the impact of this conviction or whether other adverse actions may be taken by governmental or private parties against Arthur Andersen. If Arthur Andersen has no assets available for creditors, you may not be able to recover against Arthur Andersen for any claims you may have under securities or other laws as a result of Arthur Andersen's previous role as our independent public accountants and as author of the audit report for certain of our audited financial statements incorporated by reference in this prospectus.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected financial data as of and for each of the five years ended March 31, 2003 is derived from our audited consolidated financial statements. KPMG LLP audited our consolidated financial statements for the fiscal year ended March 31, 2003. Arthur Andersen LLP audited our consolidated financial statements for each of the four fiscal years ended March 31, 2002. You should read the following information in conjunction with our consolidated financial statements for each of the three years ended March 31, 2003, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

                                                                               FISCAL YEAR ENDED MARCH 31,
                                                         ---------------------------------------------------------------
                                                             1999         2000          2001         2002        2003
                                                         ----------   ----------    ----------   ----------   ----------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
 Operating revenue...................................    $  466,440   $  417,087    $  477,003   $  508,561   $  555,110
 Gain on disposal of assets..........................         2,400        3,516         1,187        3,553        3,734
                                                         ----------   ----------    ----------   ----------   ----------
  Total revenue......................................       468,840      420,603       478,190      512,114      558,844
                                                         ----------   ----------    ----------   ----------   ----------
 Direct cost.........................................       363,272      335,411       358,256      373,003      417,910
 Depreciation and amortization.......................        32,742       33,213        34,369       35,246       37,664
 General and administrative..........................        29,847       26,215        30,439       31,732       34,478
                                                         ----------   ----------    ----------   ----------   ----------
  Total operating expenses...........................       425,861      394,839       423,064      439,981      490,052
                                                         ----------   ----------    ----------   ----------   ----------
  Operating income...................................        42,979       25,764        55,126       72,133       68,792
 Earnings from unconsolidated affiliates, net........         5,104        4,196         5,173        6,604       12,054
 Interest income.....................................         3,460        3,400         3,198        2,256        1,523
 Interest expense....................................        19,811       18,527        18,385       15,825       14,904
 Other income (expense), net.........................            --           48           271        1,148       (3,284)
                                                         ----------   ----------    ----------   ----------   ----------
  Income before provision for income taxes and
   minority interest.................................        31,732       14,881        45,383       66,316       64,181
 Provision for income taxes..........................         9,509        4,586        14,067       20,263       19,254
 Minority interest...................................        (1,303)      (1,405)       (1,402)      (1,603)      (1,797)
                                                         ----------   ----------    ----------   ----------   ----------
  Net income.........................................    $   20,920   $    8,890    $   29,914   $   44,450   $   43,130
                                                         ==========   ==========    ==========   ==========   ==========

 Basic income per common share.......................    $     0.97   $     0.42    $     1.41   $     2.02   $     1.92
                                                         ==========   ==========    ==========   ==========   ==========
 Diluted income per common share.....................    $     0.97   $     0.42    $     1.32   $     1.84   $     1.77
                                                         ==========   ==========    ==========   ==========   ==========

BALANCE SHEET DATA (as of period end):
 Total assets..................................          $  732,030   $  743,174    $  754,820   $  807,301   $  906,031
 Total debt(1).................................             243,652      241,278       222,312      208,014      232,818
 Cash dividends declared per common share......                  --           --            --           --           --

----------------------
(1) Includes $90.9 million principal amount of our 6% Subordinated Convertible Notes due 2003 and $100.0 million principal amount of our 7 7/8% Senior Notes due 2008, all of which have been called for redemption at our option and are expected to be redeemed by us on July 29, 2003 with a portion of the proceeds from the issuance of the outstanding notes in June 2003.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the issuance of the outstanding notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:

     - file within 90 days after the original issuance of the outstanding notes on June 20, 2003, a registration statement with the SEC with respect to a registered offer to exchange each outstanding note for a new note having terms substantially identical in all material respects to such outstanding note except that the new note will not contain terms with respect to transfer restrictions, registration rights or additional interests;

     - use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the original issuance of the outstanding notes;

     - promptly following the effectiveness of the registration statement, offer the new notes in exchange for surrender of the outstanding notes; and

     - keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

     In addition, we agreed to pay additional cash interest on the applicable outstanding notes, subject to certain exceptions:

          (1) if we fail to file a registration statement required by the registration rights agreement with the SEC on or prior to the 90th day after the original issuance of the outstanding notes;

          (2) if any such registration statement is not declared effective by the SEC on or prior to the 180th day after the original issuance of the outstanding notes;

          (3) if the exchange offer is not consummated on or prior to the 210th day after the original issuance of the outstanding notes; or

          (4) if any of the registration statements required by the registration rights agreement has been declared effective but thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the notes;

from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured.

     The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We will pay such additional interest on regular interest payment dates. This additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes and the new notes.

     We are now offering eligible holders of the outstanding notes the opportunity to exchange their outstanding notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the SEC from participating in this exchange offer. The new notes will be substantially identical to the outstanding notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or additional interest.

     Under limited circumstances, we agreed to use our reasonable best efforts to cause the SEC to declare effective under the Securities Act a shelf registration statement for the resale of the outstanding notes. We also agreed to use our reasonable best efforts to keep the shelf registration statement effective for up to two years after its effective date. The circumstances in which we agreed to file a shelf registration statement include:

     - changes in law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer; or

     - for any other reason we do not consummate the exchange offer within 210 days of the original issuance of the outstanding notes; or

     - any initial purchaser notifies us within 20 business days following consummation of the exchange offer that outstanding notes held by it are not eligible to be exchanged for new notes in the exchange offer; or

     - certain holders are not eligible to participate in the exchange offer or do not receive freely tradeable new notes on the date of the exchange.

     In addition, we may require you to provide information to be used in connection with any shelf registration statement in order to have your outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest described in the preceding paragraphs. We may exclude you from such registration if you unreasonably fail to furnish the requested information to us within a reasonable time after receiving our request. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

     To exchange your outstanding notes for new notes in the exchange offer, you will be required to make the following representations:

     - any new notes received by you will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new notes;

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or if you are our affiliate you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

     - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

     - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus as required by law in connection with any resale of such new notes.

     The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF NEW NOTES

     Based on no action letters of the SEC staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     -    such new notes are acquired in the ordinary course of your business;
          and

     - you have no arrangements with any person to participate in a distribution of the new notes.

     The SEC, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the SEC may not make a similar determination as in the no action letters issued to these third parties.

     If you tender your outstanding notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

     -    cannot rely on such interpretations by the SEC staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Broker-dealers may participate in the exchange offer only if they acquired the outstanding notes as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

     Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $230,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION TIME AND DATE

     The exchange offer will expire at 5:00 p.m., New York City time on ______ 2003, unless, in our sole discretion, we extend it. We do not currently intend to extend the expiration date of the exchange offer.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extension, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, up to the expiration of the exchange offer:

     -    to delay accepting for exchange any outstanding notes,

     -    to extend the exchange offer, or

     -    to terminate the exchange offer

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFER

     We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion up to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

     In order to participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your exchange.

     If you have any questions or need help in exchanging your notes, please call the exchange agent whose address and phone number are set forth in "Prospectus Summary -- The Exchange Offer -- Exchange Agent."

     All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the Automated Tender Offer Program ("ATOP") instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

     By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

     There is no procedure for guaranteed late delivery of the notes.

     DETERMINATIONS UNDER THE EXCHANGE OFFER

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularity or condition of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the exchange agent, us nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

     WHEN WE WILL ISSUE NEW NOTES

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer, as promptly as practicable after expiration of the exchange offer, only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

     - a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

     -    a properly transmitted agent's message.

     RETURN OF OUTSTANDING NOTES NOT ACCEPTED OR EXCHANGED

     If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

     YOUR REPRESENTATIONS TO US

     By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any new notes that you receive will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person to participate in the distribution of the outstanding notes or the new notes;

     - you are not our "affiliate," as defined in Rule 405 of the Securities Act, or if you are our affiliate you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

     - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

     - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under "--Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     -    SEC registration fees;

     -    fees and expenses of the exchange agent and trustee;

     -    accounting and legal fees and printing costs; and

     -    related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange your outstanding notes for new notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

ACCOUNTING TREATMENT

     We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus minority interest in consolidated subsidiaries and fixed charges; and fixed charges consist of interest expense, including amortization of debt issuance costs, and a portion of operating lease rent expense deemed to be representative of interest.

                                                         FISCAL YEAR ENDED MARCH 31,
                                           --------------------------------------------------------
                                           1999         2000         2001         2002         2003
                                           ----         ----         ----         ----         ----
Ratio of earnings to fixed charges.....    2.5x         1.7x         3.2x         4.7x         4.8x

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under our registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes do not include certain transfer restrictions, registration rights or provisions for additional interest and will contain different administrative terms. Outstanding notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

                            DESCRIPTION OF NEW NOTES

     Offshore Logistics, Inc. ("we" or the "Company") will issue the new notes, and the outstanding notes were issued, under the Indenture (the "Indenture") among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). References to the "notes" in this "Description of New Notes" include both the outstanding notes and the new notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The notes are subject to all such terms, and you are referred to the Indenture and the Trust Indenture Act for a statement thereof. The aggregate principal amount of notes issuable under the Indenture is unlimited, although the initial issuance of new notes will be limited to $230.0 million. We may issue an unlimited principal amount of Additional Notes having identical terms and conditions as the outstanding notes and the new notes, subject to compliance with the covenant described below under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock." Any Additional Notes will be part of the same issue as the notes and will vote on all matters with the holders of such notes.

     The following description is a summary of the material provisions of the Indenture but does not restate the agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. As used in this "Description of New Notes," the "Company" means Offshore Logistics, Inc., but not any of its subsidiaries. The definitions of certain capitalized terms used in this "Description of New Notes" are set forth below under "-- Optional Redemption" and "-- Certain Definitions." Certain defined terms used but not defined in this "Description of New Notes" have the meanings assigned to them in the Indenture.

     If the exchange offer contemplated by this prospectus (the "Exchange Offer") is consummated, holders of outstanding notes who do not exchange those notes for new notes in the Exchange Offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with the new notes, and the holders of such outstanding notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the outstanding notes and the new notes then outstanding.

BRIEF DESCRIPTION OF THE NOTES AND THE SUBSIDIARY GUARANTEES

     THE NOTES AND THE SUBSIDIARY GUARANTEES

     The notes:

     -    are general unsecured, senior obligations of the Company;

     - are limited to an aggregate principal amount of $230.0 million, subject to our ability to issue Additional Notes;

     -    mature on June 15, 2013;

     - rank equally in right of payment to any other senior indebtedness of the Company;

     - rank effectively junior in right of payment to any secured indebtedness of the Company;

     - rank senior in right of payment to any subordinated indebtedness of the Company; and

     - are unconditionally guaranteed on a senior basis by all of the Company's material domestic Restricted Subsidiaries.

     The new notes will be issued, and the outstanding notes were issued, in denominations of $1,000 and integral multiples of $1,000, and are represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form. Any outstanding notes that remain outstanding after the completion of the Exchange Offer, together with any new notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

     The Subsidiary Guarantees:

     -    are general unsecured, senior obligations of the Guarantors;

     - rank equally in right of payment to any other senior indebtedness of the Guarantors;

     - rank effectively junior in right of payment to any secured indebtedness of the Guarantors; and

     - will rank senior in right of payment to any future subordinated indebtedness of the Guarantors.

     INTEREST

     Interest on the new notes will:

     -    accrue at the rate of 6 1/8% per annum;

     - accrue from the date of original issuance of the outstanding notes, which is June 20, 2003, or, if interest has already been paid, from the most recent interest payment date;

     - be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2003;

     - be payable to the holders of record on June 1 and December 1 immediately preceding the related interest payment dates; and

     - be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The Guarantors generated approximately 33.3% and 30.9% of our operating revenue and operating income, respectively, in fiscal 2003 and held approximately 32.6% of our consolidated assets as of March 31, 2003.

     As of the Initial Issuance Date, Bristow and all of the Company's other Subsidiaries are Restricted Subsidiaries. Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PAYMENTS ON THE NEW NOTES; PAYING AGENT AND REGISTRAR

     We will pay principal of, and interest and premium, if any, on the new notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the notes by check mailed to holders of the notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office or agency of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

     We will pay principal of, and interest and premium, if any, on each note in global form registered in the name of or held by The Depository Trust Company, or DTC, or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange new notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of new notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any new note selected for redemption. Also, the Company is not required to transfer or exchange any new note for a period of 15 days before a selection of new notes to be redeemed.

     The registered holder of a new note will be treated as the owner of it for all purposes, and all references to "holders" in this "Description of New Notes" are to registered holders unless otherwise indicated.

PRINCIPAL, MATURITY AND INTEREST

     On June 20, 2003, the Company issued the outstanding notes with a maximum aggregate principal amount of $230,000,000. The Company may issue Additional Notes from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock." The notes initially issued and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue new notes and Additional Notes in denominations of $1,000 and integral multiples of $1,000. The notes mature on June 15, 2013.

     Interest on the new notes will accrue at the rate of 6 1/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003 in the case of notes initially issued. The Company will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

     Interest on the new notes will accrue from the date of original issuance of the outstanding notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder of at least $1.0 million principal amount of new notes has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium on that holder's new notes in accordance with those instructions. All other payments on new notes will be made at the corporate trust office or agency of the Trustee within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the new notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by certain of the Company's domestic and certain future Subsidiaries (the "Guarantors"). Initially, neither Bristow nor its Subsidiaries will be Guarantors. In the circumstances described under "-- Certain Covenants -- Additional Subsidiary Guarantees," the Indenture will require certain of the Company's other Subsidiaries to execute supplements to the Indenture providing for Subsidiary Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee will be a general unsecured obligation of such

Guarantor, ranking equally in right of payment with all other senior indebtedness of such Guarantor and senior in right of payment to any subordinated indebtedness of such Guarantor.

     No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless:

          (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall execute a supplement to the Indenture providing for a Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) no Default or Event of Default shall have occurred and be continuing.

     In the event of a sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Capital Stock of any Guarantor, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Certain Covenants -- Limitation on Asset Sales." Upon Legal Defeasance or Covenant Defeasance, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee. In addition, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

OPTIONAL REDEMPTION

     On and after June 15, 2008 the notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the applicable redemption date, if redeemed during the 12 month period beginning on June 15 of the years indicated below:

                   YEAR                         PERCENTAGE
                   ----                         ----------
2008....................................         103.063%
2009....................................         102.042%
2010....................................         101.021%
2011 and thereafter.....................         100.000%

     On or prior to June 15, 2006, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of notes (including any Additional Notes) issued at a redemption price of 106.125% of the principal amount of the notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that:

          (1) at least 65% of the aggregate principal amount of notes (including any Additional Notes) issued remains outstanding immediately after the occurrence of each such redemption; and

          (2) each such redemption occurs within 90 days of the date of the closing of each such Qualified Equity Offering.

     Prior to June 15, 2008, the Company may at its option redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to the redemption date.

     "Applicable Premium" means, with respect to a note at any redemption date, the greater of (a) 1.00% of the principal amount of such note and (b) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on June 15, 2008 (such redemption price being described in the first paragraph of this "-- Optional Redemption" section exclusive of any accrued and unpaid interest) plus (2) all required remaining scheduled interest payments due on such note through June 15, 2008 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

     "Adjusted Treasury Rate" means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after June 15, 2008, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to June 15, 2008, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to June 15, 2008.

     "Comparable Treasury Price" means, with respect to any redemption date, if clause (b) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

     "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors and assigns, and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

     If the optional redemption date is on or after an interest payment record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business, on such record date, and no other interest will be payable to holders whose notes will be subject to redemption by the Company.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount to be redeemed. Another note in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders," or "-- Certain Covenants -- Limitation on Asset Sales," the Company is not required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the holders.

REPURCHASE AT THE OPTION OF HOLDERS

     Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each holder's notes at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest to the date of repurchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company will mail a notice to each holder of notes and the Trustee describing the transaction that constitutes the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

     On or before the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all notes or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

     The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder another note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each such other note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no other interest will be payable to holders who tender pursuant to the Change of Control Offer.

     Except as described above with respect to a Change of Control, the Indenture will not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect the Company's capital structure or the value of the notes, but that would not constitute a Change of Control. The occurrence of a Change of Control may result in a default under the Credit Facilities or future Indebtedness of the Company and its Subsidiaries and give the lenders thereunder the right to require the Company to repay all outstanding obligations thereunder. The Company's ability to repurchase notes following a Change of Control may also be limited by the Company's then existing financial resources.

     The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis). Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the properties or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

     A "Change of Control" means any of the following:

          (1) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis);

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding Voting Stock of the Company; or

          (4) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors;

provided, however, that, with respect to clause (3) above, a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if:

          (a) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Company immediately following the consummation of such transaction; and

          (b) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Initial Issuance Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

CERTAIN COVENANTS

     LIMITATION ON RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company or any of its Restricted

     Subsidiaries) or make any similar payment to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes or any Subsidiary Guarantee, except a payment of interest or principal at Stated Maturity; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Initial Issuance Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8), but including, without duplication, Restricted Payments permitted by clauses (1), (5) and
     (9) of the next succeeding paragraph and clause (6)(b) of the definition of "Permitted Investment"), is less than the sum of:

                    (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2003 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                    (B) the sum of (x) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Initial Issuance Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than (1) any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (2) Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), (y) 85% of the Fair Market Value of property constituting Additional Assets received by the Company or a Restricted Subsidiary subsequent to the Initial Issuance Date in exchange for Capital Stock (other than Disqualified Stock and other than Capital Stock issued to a Subsidiary of the Company) and (z) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Initial Issuance Date; plus

                    (C) to the extent that any Restricted Investment that was made after the Initial Issuance Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment; plus

                    (D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary and (2) the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary; plus

                    (E) 100% of the aggregate net cash proceeds received by the Company from the issue or sale of debt securities of the Company that are outstanding on the Initial Issuance Date and that have been converted into Equity Interests of the Company on or after the Initial Issuance Date.

     The preceding provisions of this covenant will not prohibit any of the following:

          (1) the payment of any dividend within 60 days after the date of declaration thereof if at the date of declaration such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness subordinated to the notes or the Subsidiary Guarantees or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (4)(c)(B) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness subordinated to the notes or the Subsidiary Guarantees with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

          (4) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Restricted Subsidiaries (and if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other holders of its Capital Stock on a pro rata basis);

          (5) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee or director of the Company's or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any calendar year;

          (6) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise;

          (7) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Indebtedness subordinated to the notes or the Subsidiary Guarantees from Net Proceeds from an Asset Sale to the extent permitted by the covenant described under "-- Limitation on Asset Sales" after the Company (or a Restricted Subsidiary, as the case may be) has made an offer to the holders of the notes to purchase the notes pursuant to such covenant;

          (8) the redemption or repurchase of the Company's 6% Convertible Subordinated Notes due 2003 with the proceeds from the issuance of the outstanding notes; and

          (9) other Restricted Payments in an amount not to exceed $15.0 million.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment shall be evidenced by an Officers' Certificate delivered to the Trustee. Not later than five business days following the date of making any Restricted Payment (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the second preceding paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "-- Certain Covenants -- Limitation on Restricted Payments" were computed.

     LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or an "incurrence") any Indebtedness, the Company will not, and will not permit any Guarantor to, issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, and the Company and any Guarantor may issue Disqualified Stock, if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred at the beginning of such four-quarter period.

     The foregoing provisions will not apply to:

          (1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $100.0 million (or the equivalent thereof in any other currency or currency unit), plus any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness;

          (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

          (3) the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculation;

          (4) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the notes (other than Additional Notes), the Subsidiary Guarantees thereof and the Indenture;

          (5) guarantees by the Guarantors of Indebtedness incurred in accordance with the provisions of the Indenture;

          (6) the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be provided, however:

               (a) if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

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

               (b) if a Guarantor is the obligor on such Indebtedness and the Company or a Guarantor is not the obligee, such Indebtedness is expressly subordinated in right of payment to the Subsidiary Guarantees of such Guarantor;

          (7) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (8) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred (other than pursuant to clause (1), (6), (11) and (13) of this covenant);

          (9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

          (10) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the preceding paragraph after giving effect to the incurrence of such Indebtedness pursuant to this clause (10);

          (11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

          (13)      in addition to the items referred to in clauses (1) through
     (12) above, Indebtedness of the Company and the Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (13) and then outstanding, will not exceed $15.0 million at any one time outstanding.

     The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the Subsidiary Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be.

     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

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

          (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of incurrence (or later classify or reclassify such Indebtedness, in its sole discretion) and only be required to include the amount and type of such Indebtedness in one of such clauses;

          (2) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

          (3) the principal amount of any Disqualified Stock of the Company or a Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

          (4) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

          (5) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     In addition, the Company will not permit any of its Unrestricted Subsidiaries to incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this covenant, the Company shall be in Default of this covenant).

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

     LIMITATION ON LIENS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Guarantor), unless prior to, or contemporaneously therewith, the notes are equally and ratably secured, or
(b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the notes or the Subsidiary Guarantees.

     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
     SUBSIDIARIES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (b) pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

     except for such encumbrances or restrictions existing under or by reason of:

               (a) the Credit Facilities or any instrument governing Existing Indebtedness, each as in effect on the Initial Issuance Date;

               (b)  the Indenture and the notes;

               (c)  applicable law;

               (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

               (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

               (f) any mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent the encumbrances or restrictions they contain restrict the transfer of the properties or assets subject to such mortgages, pledges or other security agreements;

               (g) purchase money obligations for properties or assets acquired in the ordinary course of business and Capital Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the properties or assets so acquired;

               (h) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its properties or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or properties or assets of such Restricted Subsidiary (or the properties or assets that are subject to such restriction) pending the closing of such sale or disposition;

               (i) customary provisions in bona fide contracts for the sale of properties or assets;

               (j) customary provisions in joint venture agreements and similar agreements that restrict the transfer of interests in the joint venture; or

               (k) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (a) and (b) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

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

     LIMITATION ON ASSET SALES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (provided such Fair Market Value shall be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Marketable Securities; provided, however, that the amount of
     (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability shall be deemed to be cash for purposes of this provision and (b) any securities, notes or other obligations (other than Marketable Securities) received by the Company or such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash for purposes of this provision.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds to:

          (1) permanently repay the principal of any Indebtedness of the Company or any Guarantor ranking in right of payment at least equal with the notes or the Subsidiary Guarantees, as the case may be; or

          (2) to acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets.

     Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Credit Facilities, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

     On the 366th day after the Asset Sale (or, at the Company's option, such earlier date), if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (an "Asset Sale Offer") to all holders of notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale ("Pari Passu Notes"), to purchase the maximum principal amount of notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate principal amount of notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of notes surrendered by holders thereof and Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount that the Company is required to repurchase, the Trustee shall select the notes and Pari Passu Notes to be purchased pro rata on the basis of the aggregate principal amount of tendered notes and Pari Passu Notes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     If the Asset Sale purchase date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no other interest will be payable to holders who tender notes pursuant to the Asset Sale Offer.

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     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

     MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

          (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists;

          (4) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under "-- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided, however, that clause (4) shall no longer be applicable from and after the occurrence of any Investment Grade Rating Event.

     For purposes of this covenant, the sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

     Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any properties or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary in arm's-length dealings with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and

          (2)  the Company delivers to the Trustee:

               (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

               (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a written opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company, in each case described in clause (2) above other than any such transactions in the ordinary course of business with an Affiliate engaged in the business of providing helicopter transportation services to the oil and gas industry (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors); provided, however, that the following shall be deemed not to be Affiliate Transactions:

     (A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;

     (B) transactions between or among the Company and its Restricted Subsidiaries;

     (C) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture;

     (D) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 outstanding at any one time;

     (E) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions;

     (F) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary; and

     (G) the redemption or repurchase of or the payment of principal, premium and interest on the Company's 6% Convertible Subordinated Notes due 2003, in each case to Caledonia Investments plc.

ADDITIONAL SUBSIDIARY GUARANTEES

     The Indenture provides that:

          (1) if the Company or any of its Restricted Subsidiaries (except, so long as Bristow is not a Guarantor, either Bristow or any of its Subsidiaries) shall, after the Initial Issuance Date, acquire or create another Significant U.S. Subsidiary, or

          (2)  if, after such date,

               (a) a Restricted Subsidiary (except, so long as Bristow is not a Guarantor, either Bristow or any of its Subsidiaries) shall provide a guarantee under any of the Credit Facilities or incur any Funded Indebtedness, or

               (b) Bristow or any of its Restricted Subsidiaries shall incur any Indebtedness (including any guarantee of Indebtedness of the Company) except Permitted Bristow Indebtedness,

then such newly acquired or created Significant U.S. Subsidiary, in the case of clause (1) above, or such Restricted Subsidiary described in clause (2)(a) above or Bristow and all of its Restricted Subsidiaries, in the case of clause (2)(b) above, shall execute a supplement to the Indenture providing for a Subsidiary Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture.

REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission (unless the Commission will not accept such a filing) within the time periods specified in the Exchange Act and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the Trustee and the holders of the notes:

          (1) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, the Company and the Guarantors will furnish to the holders of the notes, prospective purchasers of the notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

CERTAIN INVESTMENT GRADE COVENANTS

     If an Investment Grade Rating Event occurs and no Default or Event of Default has occurred and is continuing under the Indenture, each of the covenants (except for "-- Merger, Consolidation, or Sale of Assets" (but clause
(4) of that covenant will no longer apply) and "-- Reports") described above under "-- Certain Covenants" will cease to apply to the Company and the Restricted Subsidiaries. As a result, the notes will be entitled to substantially less covenant protection from and after the occurrence of an Investment Grade Rating Event. In addition, the Indenture will contain the following covenants, which will apply only upon and after the occurrence of an Investment Grade Rating Event.

     RESTRICTIONS ON SECURED INDEBTEDNESS

     If the Company or any Restricted Subsidiary incurs any Indebtedness secured by a Lien (other than a Permitted Lien) on any asset or property or on any Capital Stock or Indebtedness of a Restricted Subsidiary, the Company or such Restricted Subsidiary will secure the notes equally and ratably with (or at the Company's option, prior to) such secured Indebtedness so long as such Indebtedness is so secured, unless the aggregate amount of all Indebtedness secured by Liens (other than Permitted Liens), together with all Attributable Debt of the Company and the Restricted Subsidiaries with respect to any Sale/ Leaseback Transactions (with the exception of such transactions which are excluded as described in clauses (1) through (4) under "-- Certain Investment Grade Covenants -- Restrictions on Sale/Leaseback Transactions" below), would not exceed 10% of Consolidated Net Tangible Assets.

     RESTRICTIONS ON SALE/LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/ Leaseback Transaction, unless the aggregate amount of all Attributable Debt with respect to such transaction plus all secured Indebtedness of the Company and the Restricted Securities (with the exception of Indebtedness secured by Permitted Liens) would not exceed 10% of Consolidated Net Tangible Assets. This restriction shall not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any Sale/Leaseback Transaction if:

          (1) the lease is for a period, including renewal rights, not in excess of three years;

         (2) the sale of the asset or property subject to the Sale/Leaseback Transaction is made within 270 days after its acquisition, construction or improvements;

         (3) the transaction is between the Company and a Restricted Subsidiary; or

         (4) the Company, within 270 days after the sale is completed, applies to the retirement of its Indebtedness or that of a Restricted Subsidiary, or to the purchase of other assets or properties which will constitute Productive Assets, an amount not less than the greater of:

               (a) the net proceeds of the sale of the asset or property leased; or

              (b) the fair market value (as determined by the Company in good faith) of the asset or property leased.

The amount to be applied to the retirement of Indebtedness shall be reduced by:

          (A) the principal amount of any of the Company's debentures or notes (including the notes) or those of a Restricted Subsidiary surrendered within 270 days after such sale to the applicable trustee for retirement and cancellation;

          (B) the principal amount of Indebtedness, other than the items referred to in the preceding clause (A), voluntarily retired by the Company or a Restricted Subsidiary within 270 days after such sale; and

          (C)  associated transaction expenses.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

          (1) default for 30 days in the payment when due of interest on the notes;

          (2) default in payment of the principal of or premium, if any, on the notes when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3) failure by the Company for 30 days after notice to comply with any of its obligations in the covenants described under "-- Repurchase at the Option of Holders" or "-- Certain Covenants -- Limitation on Asset Sales" (other than a failure to repurchase notes when due), or failure by the Company to comply with its obligations described under "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets;"

          (4) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the notes;

          (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Initial Issuance Date, which default:

               (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a "Payment Default"); or

               (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $10.0 million and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

          (6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason; and

          (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Guarantor or any Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may declare all the notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary, all note then outstanding will become due and payable without further action or notice. The holders of a majority in principal amount of the notes then outstanding by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest or premium that have become due solely because of the acceleration) have been cured or waived. Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     The holders of a majority in principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or interest or premium on the notes.

     The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of the obligations of itself and the Guarantors discharged with respect to the notes then outstanding ("Legal Defeasance") except for:

          (1) the rights of holders of notes then outstanding to receive payments in respect of the principal of and premium and interest on such notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (4)  the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain other events (not including non-payment, bankruptcy, insolvency and reorganization events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If the Company exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

     In order to exercise either Legal Defeasance or Covenant Defeasance,

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium and interest on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

               (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

               (b) since the Initial Issuance Date, there has been a change in the applicable federal income tax law,

     in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the notes then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT AND WAIVER

     Except as provided below, the Indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, tender offer or exchange offer for, notes). Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under "-- Repurchase at the Option of Holders" or "-- Certain Covenants -- Limitation on Asset Sales");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of or premium and interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

          (6) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium and interest on the notes (except as permitted in clause (7) hereof);

          (7) waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under "-- Repurchase at the Option of Holders" or "-- Certain Covenants -- Limitation on Asset Sales");

          (8) make any change in the ranking of the notes or the Subsidiary Guarantees relative to other Indebtedness of the Company or the Guarantors, respectively, in either case in a manner adverse to the holders;

          (9) modify the Subsidiary Guarantees in any manner adverse to the holders of the notes; or

          (10) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any holder of notes, the Company, the Guarantors and the Trustee may amend the Indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Company's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Company's properties or assets, to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder, to secure the notes pursuant to the requirements of the "Liens" covenant, to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of notes given in connection with a purchase, tender or exchange of such holder's notes will not be rendered invalid by such purchase, tender or exchange.

CONCERNING THE TRUSTEE

     U.S. Bank National Association serves as Trustee under the Indenture.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (which is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The Indenture, the notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY DELIVERY AND FORM

     The certificates representing the new notes will be issued in fully registered form without interest coupons. New notes will initially be represented by one or more permanent global notes in definitive, fully registered form without interest coupons (collectively, the "Global Notes") and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

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     Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Indirect access to the DTC system is available to organizations such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the Indenture and the notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and any other applicable procedures.

     All payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Guarantors, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment in respect of a Global Note, will credit participants' accounts on the applicable payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. The Company also expects that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     The Company expects that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the applicable Global Note for notes in certificated form ("Certificated Notes"), which it will distribute to its participants.

     The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

     Although DTC is expected to follow the foregoing procedures described in this section of the prospectus to facilitate transfers of interests in a Global Note among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Guarantors, the Trustee nor any Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for Certificated Notes if:

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          (1)  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Notes for Certificated Notes.

     In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this description for which no definition is provided.

     "Additional Assets" means:

          (1)  any Productive Assets;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

     provided, however, that any such Restricted Subsidiary described in clause
(2) or (3) above is primarily engaged in the business of providing helicopter transportation services to the oil and gas industry (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors of the Company).

     "Additional Notes" means 6 1/8% Senior Notes due 2013 of the Company issued under the Indenture after the Initial Issuance Date and having identical terms (except as to the initial interest payment date) to the outstanding notes or the new notes issued in exchange for the outstanding notes.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition (a "disposition") of any properties or assets (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries (on a consolidated basis) will be governed by the provisions of the Indenture described above under "-- Certain Covenants -- Merger, Consolidation, or Sale of Assets" and not by the provisions described under "-- Certain Covenants -- Limitation on Asset Sales,"

          (2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries,

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

     whether, in the case of clause (1) or (2), in a single transaction or a series of related transactions, provided that such transaction or series of transactions involves properties or assets having a Fair Market Value in excess of $2.5 million. Notwithstanding the preceding, the following transactions will be deemed not to be Asset Sales:

          (a) a disposition of obsolete or excess equipment or other properties or assets;

          (b) a disposition of properties or assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (c) a disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (d) a disposition of cash or Cash Equivalents or a disposition of properties or assets that constitutes a Restricted Payment that is permitted by the Indenture or a Permitted Investment;

          (e) a disposition of properties or assets in the ordinary course of business by the Company or any of its Restricted Subsidiaries to a Person that is an Affiliate of the Company or such Restricted Subsidiary and is engaged in the business of providing helicopter transportation services to the oil and gas industry (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors), which Person is an Affiliate solely because the Company or such Restricted Subsidiary has an Investment in such Person, provided that such transaction complies with the covenant described under "-- Certain Covenants -- Limitation on Transactions with Affiliates;"

          (f) any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than their fair market value at the time the right to acquire such properties or assets occurs;

          (g) any trade or exchange by the Company or any Restricted Subsidiary of equipment or other properties or assets for equipment or other properties or assets owned or held by another Person, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary; provided further that any cash or Cash Equivalents received must be applied in accordance with the provisions described under "-- Certain Covenants -- Limitation on Asset Sales;"

          (h) a disposition in the ordinary course of business of inventory, receivables or other current assets; and

          (i) the creation or perfection of a Lien (but not the sale or other disposition of the properties or assets subject to such Lien).

     The Fair Market Value of any non-cash proceeds of a disposition of properties or assets and of any properties or assets referred to in the foregoing clause (g) of this definition shall be set forth in an Officers' Certificate delivered to the Trustee.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

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

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1)  in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but, in each case, excluding any debt securities convertible into such equity.

     "Cash Equivalents" means:

          (1) securities issued or directly and fully guaranteed or insured by the government of the United States or any other country whose sovereign debt has a rating of at least A3 from Moody's and at least A- from S&P or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition;

          (2) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million (or the equivalent thereof in any other currency or currency unit);

          (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

          (4) commercial paper having the highest rating obtainable from Moody's or S&P, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in each case maturing within 270 days after the date of acquisition;

          (5) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $3.0 million (or the equivalent thereof in any other currency or currency unit) in the aggregate at any one time; and

          (6) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (1) through (4).

     "Common Stock" means the Common Stock of the Company, par value $.01 per share.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period,

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale;

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

          (2) Consolidated Income Taxes of such Person and its Restricted Subsidiaries;

          (3) Consolidated Interest Expense of such Person and its Restricted Subsidiaries;

          (4) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries; and

          (5) all other non-cash charges and non-cash write offs of such Person and its Restricted Subsidiaries reducing Consolidated Net Income (excluding any such non-cash charge or write off to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1), (2), (3), (4) and (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

     "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable fourth quarter reference period:

          (1) any incurrence, assumption, guarantee, repayment, repurchase, defeasance or redemption by such Person or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date");

          (2) any acquisition that has been made by such Person or any of its Restricted Subsidiaries, including, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date; and

          (3) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X as in effect from time to time;

     provided further, however, that (A) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (B) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital

     Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs); and

          (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

          (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or its Restricted Subsidiaries;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

          (3) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Tangible Assets" as of any date of determination, means the consolidated total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP, less the sum of:

          (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and

          (2) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

     "Credit Facilities" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:

          (1) matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or other Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the issuer thereof); or

          (3) is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the date that is 91 days after the date on which the notes mature or are redeemed or retired in full;

     provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute

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Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under "Repurchase at the Option of Holders" or "-- Certain Covenants -- Limitation on Asset Sales," as the case may be.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the Initial Issuance Date, until such amounts are repaid.

     "Fair Market Value" means, with respect to any Asset Sale or Restricted Payment, the price that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company (and evidenced by an Officers' Certificate delivered to the Trustee) if such value is less than $5.0 million; provided if the value of such Asset Sale or Restricted Payment is $5.0 million or greater, such determination shall be made in good faith by the Board of Directors of the Company and evidenced by a board resolution delivered to the Trustee in the form of an Officers' Certificate, provided further if the value of such Restricted Payment is $10.0 million or greater, such determination shall be made by a reputable accounting, appraisal or investment banking firm that is, in the judgment of such Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

     "Funded Indebtedness" means any Indebtedness for money borrowed that by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence of such Indebtedness.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

          (3) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business of such Person.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence);

          (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, the amount of such price being that which would be negotiated in an arm's length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction;

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

          (5) Capital Lease Obligations and all Attributable Indebtedness of such Person;

          (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding, in each case, any accrued dividends);

          (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of

               (a) the fair market value of such asset at such date of determination; and

               (b) the amount of such Indebtedness of such other Persons;

          (8) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

          (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

     In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

          (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

          (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

          (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to properties or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

               (a) the lesser of (x) the net assets of the General Partner and
          (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the properties or assets of such Person or a Restricted Subsidiary of such Person; or

               (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

     "Initial Issuance Date" means June 20, 2003.

     "Investment Grade Rating" means:

          (1) a Moody's rating of Baa3 or higher and an S&P rating of at least BB+ or

          (2) a Moody's rating of Ba1 or higher and an S&P rating of at least BBB-;

     provided, however, that if (a) either Moody's or S&P changes its rating system, such ratings will be the equivalent ratings after such changes or (b) if S&P or Moody's or both shall not make a rating of the notes publicly available, the references above to S&P or Moody's or both, as the case may be, shall be to a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company and the references to the ratings categories above shall be to the corresponding rating categories of such rating agency or rating agencies, as the case may be.

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

     "Investment Grade Rating Event" means the first day on which the notes are assigned an Investment Grade Rating.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments:

          (1) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business;

          (2) Hedging Obligations; and

          (3) endorsements of negotiable instruments and documents in the ordinary course of business.

     If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under "-- Certain Covenants -- Limitation on Restricted Payments."

     "Lien" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

     "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are:

          (1) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

          (2) issued by a corporation or limited partnership having a total equity market capitalization of not less than $250.0 million; provided that the excess of (a) the aggregate amount of securities of any one such corporation or limited partnership held by the Company and any Restricted Subsidiary over (b) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

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

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication):

          (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result of such Asset Sale;

          (2) taxes paid or estimated to be payable as a result of the Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facilities) secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

          (4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or
     (b) constitutes the lender;

          (2) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) the explicit terms of which provide that there is no recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Pari Passu Indebtedness" means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries that ranks equal in right of payment with the notes or the Subsidiary Guarantees, as the case may be, and the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

     "Permitted Bristow Indebtedness" means

          (1) any Indebtedness incurred pursuant to clauses (1) through (12) of the second paragraph of the covenant entitled "-- Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (2) any additional Indebtedness in an aggregate principal amount not in excess of $10.0 million at any time outstanding.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2) any Investment in Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company or (b) such Person is

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

     merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under "-- Certain Covenants -- Limitation on Asset Sales" or (b) a disposition of properties or assets that does not constitute an Asset Sale;

          (5) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (6) Investments in any Person (a) in exchange for an issue or sale by the Company of its Common Stock or (b) out of the net cash proceeds of an issue or sale by the Company of its Common Stock so long as such Investment pursuant to this clause (b) occurs within 90 days of the closing of such issuance or sale of Common Stock;

          (7) loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; and

          (8) Investments in a Person engaged principally in the business of providing helicopter transportation services to the oil and gas industry or businesses reasonably complementary or related thereto, provided that the aggregate amount of such Investments pursuant to this clause (8) in Persons shall not exceed $25.0 million at any one time.

     "Permitted Liens" means:

          (1) Liens securing Indebtedness incurred pursuant to clause (1) of the second paragraph of the covenant entitled "-- Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;"

          (2) Liens in favor of the Company and its Restricted Subsidiaries;

          (3) Liens on any property, asset or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company, provided that such Liens were not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and do not extend to any other property or asset owned by the Company or any of its Restricted Subsidiaries;

          (4) Liens on any property or asset existing at the time of its acquisition by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created or incurred in connection with, or in contemplation of, such acquisition and do not extend to any other property or asset;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens securing Hedging Obligations;

          (7) Liens existing on the Initial Issuance Date;

          (8) Liens securing Non-Recourse Debt;

          (9) any interest or title of a lessor under a Capital Lease Obligation or an operating lease;

          (10) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;

          (11) Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness incurred for the purpose of (a) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 120 days after, the acquisition of such property or assets or (b) financing all or any part of the cost of construction of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds);

          (12) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (3), (4), (7) and (11) above; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that are the security for a Permitted Lien hereunder; and

          (13) Liens not otherwise permitted by clauses (1) through (12) above securing Indebtedness not in excess of an aggregate of $10.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (2) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

          (3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

          (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (5) such Indebtedness is not incurred by a Restricted Subsidiary if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the notes, such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee to at least the same extent.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such Person.

     "Productive Assets" means aircraft or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing helicopter transportation services to the oil and gas industry (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

     "Qualified Equity Offering" means:

          (1) any sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to an underwritten offering registered under the Securities Act; or

          (2) any sale of Equity Interests (other than Disqualified Stock) of the Company so long as, at the time of consummation of such sale, the Company has a class of common equity securities registered pursuant to
     Section 12(b) or Section 12(g) under the Exchange Act,

in each case, other than public offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Initial Issuance Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Initial Issuance Date.

     "Significant U.S. Subsidiary" means any Significant Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of its Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

          (2) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (3) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that each of such Subsidiary and its Subsidiaries at the time of such designation:

          (1) has no Indebtedness other than Non-Recourse Debt;

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

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under "-- Certain Covenants -- Limitation on Transactions with Affiliates;"

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by the Indenture; and

          (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under "-- Certain Covenants -- Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under "Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

          (a) such Indebtedness is permitted under the covenant described under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

          (b) no Default or Event of Default would be in existence following such designation.

     "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

     Except as described under "-- Certain Covenants -- Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

     "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (1) the sum of the products obtained by multiplying

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

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

               (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Restricted Subsidiary.

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     We believe that the exchange of outstanding notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer if:

     -    you acquire the new notes in the ordinary course of your business; and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

     You may not participate in the exchange offer if you are:

     -    our "affiliate" within the meaning of Rule 405 under the Securities
          Act; or

     -    a broker-dealer that acquired outstanding notes directly from us.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

     If you wish to exchange new notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer -- Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering -- Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such new notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, and at prices related to such prevailing market prices or negotiated prices.

     Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concession received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the effective date of this registration statement (or until such time as all of the new notes have been sold), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of

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

the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the new notes and subsidiary guarantees offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. With respect to certain legal matters relating to certain of the subsidiary guarantors, Vinson & Elkins L.L.P. will rely on the opinions of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., New Orleans, Louisiana, and Birch, Horton, Bittner and Cherot, A Professional Law Corporation, Anchorage, Alaska.

                                     EXPERTS

     The consolidated financial statements of Offshore Logistics, Inc. as of March 31, 2003, and for the year then ended, have been incorporated by reference into this prospectus and the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report of KPMG LLP covering the March 31, 2003 consolidated financial statements refers to our adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" as of April 1, 2002.

     The consolidated financial statements of Offshore Logistics, Inc. and subsidiaries as of and for the fiscal years ended March 31, 2002 and 2001 appearing in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing therein. Arthur Andersen LLP has not consented to the incorporation by reference of their report in this prospectus or in the registration statement of which this prospectus forms a part. Because of Arthur Andersen LLP's current financial position, you may not be able to recover against Arthur Andersen LLP for any claims you may have under securities or other laws as a result of Arthur Andersen LLP's activities during the period in which it acted as our independent public accountants. See "Risk Factors -- Your ability to recover from our former auditors, Arthur Andersen LLP, for any potential financial misstatements is limited."

     On July 10, 2002, we dismissed Arthur Andersen LLP as our independent auditors and engaged KPMG LLP to serve as our independent auditors for the fiscal year ending March 31, 2003. The Arthur Andersen dismissal and the KPMG LLP engagement were approved by our board of directors which ratified the decision reached by our audit committee.

     Arthur Andersen's reports on our consolidated financial statements for each of the fiscal years ending March 31, 2002 and March 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended March 31, 2002 and March 31, 2001 and through July 10, 2002, there were (i) no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Arthur Andersen's satisfaction would have caused Arthur Andersen to make a reference to the subject matter of the disagreement(s) in connection with Arthur Andersen's report or (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We have previously provided Arthur Andersen with a copy of the foregoing disclosures. Arthur Andersen has communicated to us that they have informed the SEC that they are unable to provide letters that corroborate or invalidate the statements in this disclosure, as required by the SEC. As a result, no such letter was provided to us by Arthur Andersen. In addition, Arthur Andersen ceased to practice before the SEC effective August 31, 2002.

     During each of the fiscal years ended March 31, 2002 and March 31, 2001 and through July 10, 2002, we did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                                     ANNEX A

                              LETTER OF TRANSMITTAL

                                    TO TENDER

                    OUTSTANDING 6 1/8% SENIOR NOTES DUE 2013

                                       OF

                            OFFSHORE LOGISTICS, INC.

  PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED ______________ ___, 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________________, 2003 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

                  The Exchange Agent for the Exchange Offer is:

                         U.S. Bank National Association
                              180 East Fifth Street
                            St. Paul, Minnesota 55101
                      Attention: Specialized Finance Group

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 6 1/8% SENIOR NOTES DUE 2013 (THE "OUTSTANDING NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 6 1/8% SENIOR NOTES DUE 2013 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

                           --------------------------

The undersigned hereby acknowledges receipt and review of the Prospectus dated _______, 2003 (the "Prospectus"), of Offshore Logistics, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer to exchange (the "Exchange Offer") its 6 1/8% Senior Notes due 2013 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 6 1/8% Senior Notes due 2013 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings given to them in this Prospectus.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer - Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive prior to 5:00 p.m. New York City time on the Expiration Date, an agent's message under the ATOP procedures that confirms that:

          - DTC has received your instructions to tender your Outstanding Notes; and

          -    You agree to be bound by the terms of this Letter of Transmittal

BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

   PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

   Ladies and Gentlemen:

          1. By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

          2. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

          3. You understand that the tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus.

          4. By tendering Outstanding Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

          5. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

               a. the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

               b. neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

               c. neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

               d. neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company.

          6. You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of June 20, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors (as defined therein) and the Initial Purchasers (as defined therein). Such election may be made only by notifying the Company in writing at 224 Rue de Jean, Post Office Box 5-C, Lafayette, Louisiana 70505, Attention: Secretary. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

          7. If you are a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

          8. All of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.   Book-Entry confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

2.   Partial Tenders.

Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000. The entire principal amount of Outstanding Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise communicated to the exchange agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of Outstanding Notes not tendered and New Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3.   Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give such notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

4.   Waiver of Conditions.

The Company reserves the absolute right to waive, in whole or part, up to the expiration of the exchange offer any of the conditions of the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.   No Conditional Tender.

No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

6.   Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.   Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer - Withdrawal of Tenders."

8.   No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

                                  [Back Cover]

     Until     , 2003, all dealers that effect transactions in the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         [Offshore Logistics, Inc. logo]
                            Offshore Logistics, Inc.

                             Offer to Exchange up to
                  $230,000,000 of 6 1/8% Senior Notes due 2013
                                       For
                  $230,000,000 of 6 1/8% Senior Notes due 2013
           that have been registered under the Securities Act of 1933

                                __________, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.       INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if such person had no reasonable cause to believe such person's conduct was unlawful.

     With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions shall be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees.

     Section 145 of the DGCL authorizes a corporation to advance its officers and directors expenses, provided that an officer or director provide the corporation with an undertaking to repay the advanced expenses should it ultimately be determined that such officer or director is not entitled to indemnification.

     Article VII of the Certificate of Incorporation of Offshore Logistics, Inc. (the "Certificate of Incorporation"), together with Article 6 of the Amended and Restated Bylaws of Offshore Logistics, Inc. (the "Bylaws"), provide for indemnification of each person who is or was made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative action, because such person is, was or has agreed to become an officer or director of the corporation or is a person who is or was serving or has agreed to serve at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article 6 of the Bylaws expressly provides that it is not the exclusive method of indemnification.

     Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability asserted against or incurred by such person in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

     Article 6 of the Bylaws provides that Offshore Logistics, Inc. may maintain insurance, at its expense, to protect the corporation and any director, officer, employee or agent of the corporation or of another entity against any expense, liability, or loss, regardless of whether the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     Offshore Logistics, Inc. has entered into indemnification agreements with certain of its directors and with its chief executive officer pursuant to which the corporation has agreed, or will agree to indemnify them against certain liabilities that each may incur as a result of his serving as a director and/or executive officer of the corporation, as the case may be. Offshore Logistics, Inc. intends to enter into substantially identical agreements with its remaining directors within the next 60 days.

ITEM 21.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The following exhibits are filed herewith or incorporated by reference herein pursuant to the requirements of Item 601 of Regulation S-K:

                                                                INCORPORATED
                                                                     BY
                                                                  REFERENCE
                                                                     TO          FORM
EXHIBIT                                                         REGISTRATION      OR                      EXHIBIT
  NO.                         DESCRIPTION                        OR FILE NO.     REPORT       DATE          NO.
--------     ------------------------------------------------   -------------    -------    ---------     -------
  3.1        Certificate of Incorporation of Offshore              0-5232         10-K      June 1989      3(10)
             Logistics, Inc.

  3.2        Agreement and Plan of Merger dated December           0-5232         10-K      June 1989      3(11)
             29, 1987

  3.3        Certificate of Merger dated December 29, 1987         0-5232         10-K      June 1990      3(3)

  3.4        Certificate of Correction of Certificate of           0-5232         10-K      June 1990      3(4)
             Merger dated January 20, 1988

  3.5        Certificate of Amendment of Certificate of            0-5232         10-K      June 1990      3(5)
             Incorporation of Offshore Logistics, Inc.
             dated November 30, 1989

  3.6        Certificate of Amendment of Certificate of            0-5232         8-K       Dec. 1992      3
             Incorporation of Offshore Logistics, Inc.
             dated December 9, 1992

  3.7        Rights Agreement and Form of Rights Certificate       0-5232         8-A       Feb. 1996      4

  3.8        Amended and Restated By-laws of Offshore              0-5232         8-K       Feb. 1996      3(7)
             Logistics, Inc.

  3.9        Certificate of Designation of Series A Junior         0-5232         10-K      June 1996      3(9)
             Participating Preferred Stock of Offshore
             Logistics, Inc.

 3.10        First Amendment to Rights Agreement                   0-5232        8-A/A      May 1997       5

 3.11        Second Agreement to Rights Agreement                  0-5232        8-A/A      Jan. 2003      4.3

 3.12        Articles of Organization of Air Logistics,
             L.L.C., dated October 6, 1997*

 3.13 Operating Agreement of Air Logistics, L.L.C., dated October 7, 1997, as amended*

 3.14        Articles of Incorporation of Air Logistics of
             Alaska, Inc., dated November 26, 1974, as amended*

 3.15        Bylaws of Air Logistics of Alaska, Inc., dated
             January 2, 1975*

 3.16        Certificate of Incorporation of Grasso
             Acquisition Corp., dated June 1, 1994, as amended*

 3.17        Bylaws of Grasso Acquisition Corp., dated
             June 1, 1994*

 3.18        Articles of Incorporation of Grasso Production
             Management, Inc., dated March 21, 1988*

 3.19 Bylaws of Grasso Production Management, Inc., dated January 26, 1998*

 3.20        Certificate of Incorporation of Medic Systems,
             Inc., dated September 14, 1995*

 3.21        Bylaws of Medic Systems, Inc., dated
             September 15, 1995*

  4.1        Indenture, dated as of June 20, 2003 among
             Offshore Logistics, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee*

                                                                 INCORPORATED BY
                                                                  REFERENCE TO
EXHIBIT                                                          REGISTRATION OR    FORM OR
  NO.                          DESCRIPTION                          FILE NO.        REPORT         DATE       EXHIBIT NO.
-------      -----------------------------------------------     ---------------    -------     ----------    -----------
  4.2        Registration Rights Agreement dated as of June
             20, 2003 between Offshore Logistics, Inc. and
             Credit Suisse First Boston LLC, Deutsche Bank
             Securities Inc., Robert W. Baird & Co.
             Incorporated, Howard Weil, A Division of Legg
             Mason Wood Walker, Inc., Jefferies & Company,
             Inc., and Johnson Rice & Company L.L.C*

  4.3        Form of 144A Global Note representing
             $228,170,000 Principal Amount of 6 1/8% Senior
             Notes due 2013*

  4.4        Form of Regulation S Global Note representing
             $1,830,000 Principal Amount of 6 1/8% Senior
             Notes due 2013*

  4.5        Registration Rights Agreement dated December             0-5232         10-Q        Dec. 1996      4 (3)
             19, 1996, between the Company and Caledonia
             Industrial and Services Limited

  5.1        Opinion of Vinson & Elkins L.L.P.*

  5.2        Opinion of Correro Fishman Haygood Phelps
             Walmsley & Casteix, L.L.P.*

  5.3        Opinion of Birch, Horton, Bittner and
             Cherot, A Professional Law Corporation*

 10.1        Executive Welfare Benefit Agreement with                33-9596           S-4       Dec. 1986      10 (ww)
             George M. Small

 10.2        Agreement and Plan of Merger between Offshore          33-79968           S-4       Aug. 1994      2 (1)
             Logistics, Inc., Grasso Acquisition Corp., and
             Grasso Corporation, dated June 1, 1994, as
             amended

 10.3        Shareholders Agreement dated as of June 1, 1994        33-79968           S-4       Aug. 1994      2 (2)

 10.4        Proposed Form of Non-competition Agreement             33-79968           S-4       Aug. 1994      2 (3)
             with Individual Shareholders

 10.5        Proposed Form of Joint Venture Agreement               33-79968           S-4       Aug. 1994      2 (4)

 10.6        Offshore Logistics, Inc. Annual Incentive                0-5232          10-K       June 1995      10 (20)
             Compensation Plan

 10.7        Indemnity Agreement.  Substantially identical            0-5232          10-K      March 1997      10 (14)
             agreements with 3 other directors of Offshore
             Logistics, Inc. are omitted pursuant to
             Instruction 2 to Item 601 of Regulation S-K

 10.8        Master Agreement dated December 12, 1996                 0-5232          8-K        Dec. 1996      2 (1)

 10.9        Change of Control Agreement between Offshore             0-5232          10-Q      Sept. 1997      10 (1)
             Logistics, Inc. and George M. Small.
             Substantially identical contracts with five
             other officers are omitted pursuant to
             Instruction 2 to Item 601 of Regulation S-K

10.10        Offshore Logistics, Inc. 1994 Long-Term                  0-5232          10-K      March 1999      10 (15)
             Management Incentive Plan, as amended

10.11        Agreement between Pilots Represented by Office           0-5232          10-K      March 1999      10 (16)
             and Professional Employees International
             Union, AFL-CIO and Offshore Logistics, Inc.

10.12        Offshore Logistics, Inc. 1991 Non-qualified            33-50946          S-8        Aug. 1992      4.1
             Stock Option Plan for Non-employee Directors,
             as amended

10.13        Agreement with Louis F. Crane dated October              0-5232         10-K       March 2002      10 (17)
             18, 2001, executed January 7, 2002

10.14        Continuing Employment and Separation                     0-5232         10-K       March 2003      10(16)


                                                                 INCORPORATED BY
                                                                  REFERENCE TO
EXHIBIT                                                          REGISTRATION OR    FORM OR
  NO.                          DESCRIPTION                          FILE NO.        REPORT         DATE       EXHIBIT NO.
-------      -----------------------------------------------     ---------------    -------     ----------    -----------
             Agreement with Hans J. Albert dated October 1, 2002

 12.1        Computation of Ratio of Earning to Fixed
             Charges*

 21.1        Subsidiaries of Offshore Logistics, Inc.*

 23.1        Consent of KPMG LLP*

 23.2        Consent of Vinson & Elkins L.L.P. (included in
             Exhibit 5.1)*

 23.3        Consent of Correro Fishman Haygood Phelps
             Walmsley & Casteix, L.L.P. (included in
             Exhibit 5.2)*

 23.4        Consent of Birch, Horton, Bittner and Cherot,
             A Professional Law Corporation*

 24.1 Power of Attorney (included in the signature pages of this Registration Statement)*

 25.1        Statement of Eligibility on Form T-1 of U.S.
             Bank National Association*

--------------------
*        Filed herewith

(b) Financial Statement Schedules. All schedules have been omitted because the information required is included in the financial statements or the notes thereto or because they are not applicable or not required.

ITEM 22.      UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     Each registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10 (b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on July 18, 2003.

                                    OFFSHORE LOGISTICS, INC.

                                    By: /s/ GEORGE M. SMALL
                                        -------------------------------------
                                        George M. Small
                                        President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George M. Small and H. Eddy Dupuis, and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2003.

             SIGNATURE                                        CAPACITY                                DATE
             ---------                                        --------                                ----

     /s/ GEORGE M. SMALL                       President, Chief Executive Officer and             July 18, 2003
------------------------------------           Director (Principal Executive Officer)
         George M. Small


     /s/ H. EDDY DUPUIS                        Vice President, Chief Financial Officer            July 18, 2003
------------------------------------           and Secretary (Principal Financial and
         H. Eddy Dupuis                        Principal Accounting Officer)


     /s/ KENNETH M. JONES
------------------------------------           Chairman of the Board of Directors                 July 18, 2003
         Kenneth M. Jones


     /s/ STEPHEN J. CANNON
------------------------------------           Director                                           July 18, 2003
         Stephen J. Cannon


     /s/ DAVID M. JOHNSON
------------------------------------           Director                                           July 18, 2003
         David M. Johnson

     /s/ PIERRE H. JUNGELS
------------------------------------           Director                                           July 18, 2003
         Pierre H. Jungels, CBE


     /s/ ROBERT W. WALDRUP
------------------------------------           Director                                           July 18, 2003
         Robert W. Waldrup


     /s/ HOWARD WOLF
------------------------------------           Director                                           July 18, 2003
         Howard Wolf

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 18, 2003, in the City of Lafayette, State of Louisiana.

                                    GRASSO CORPORATION

                                    By: /s/ GEORGE M. SMALL
                                        ----------------------------------------
                                    Name:  GEORGE M. SMALL
                                    Title: President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George M. Small and H. Eddy Dupuis, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2003.

              SIGNATURE                                             CAPACITY
              ---------                                             --------
     /s/ GEORGE M. SMALL
------------------------------------           President and Director (Principal Executive Officer)
         George M. Small


     /s/ H. EDDY DUPUIS
------------------------------------           Secretary, Treasurer and Director (Principal Financial
         H. Eddy Dupuis                        and Principal Accounting Officer)


     /s/ BILL D. DONALDSON
------------------------------------           Director
         Bill D. Donaldson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 18, 2003, in the City of Lafayette, State of Louisiana.

                                    GRASSO PRODUCTION MANAGEMENT, INC.

                                    By:  /s/ BILL D. DONALDSON
                                         -----------------------------
                                    Name:  BILL D. DONALDSON
                                    Title: President and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George M. Small and H. Eddy Dupuis, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2003.

              SIGNATURE                                             CAPACITY
              ---------                                             --------

     /s/ BILL D. DONALDSON
------------------------------------           President and Director (Principal Executive Officer)
         Bill D. Donaldson


     /s/ H. EDDY DUPUIS
------------------------------------           Secretary, Treasurer and Director (Principal Financial
         H. Eddy Dupuis                        and Principal Accounting Officer)


     /s/ GEORGE M. SMALL
------------------------------------           Director
         George M. Small

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 18, 2003, in the City of Lafayette, State of Louisiana.

                               AIR LOGISTICS, L.L.C.

                                    By: /s/ GEORGE M. SMALL
                                        --------------------
                                        George M. Small
                                        Manager

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George M. Small and H. Eddy Dupuis, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2003.

              SIGNATURE                        CAPACITY
              ---------                        --------

     /s/ GEORGE M. SMALL
------------------------------------           Manager
         George M. Small

     /s/ H. EDDY DUPUIS
------------------------------------           Manager
         H. Eddy Dupuis

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 18, 2003, in the City of Lafayette, State of Louisiana.

                               AIR LOGISTICS OF ALASKA, INC.

                                    By: /s/ GEORGE M. SMALL
                                        ----------------------
                                        George M. Small
                                        President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George M. Small and H. Eddy Dupuis, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2003.

              SIGNATURE                                             CAPACITY
              ---------                                             --------

     /s/ GEORGE M. SMALL
------------------------------------           President and Director (Principal Executive Officer)
         George M. Small


     /s/ H. EDDY DUPUIS
------------------------------------           Secretary, Treasurer and Director (Principal Financial
         H. Eddy Dupuis                        and Principal Accounting Officer)


     /s/ L. MICHAEL RIZK
------------------------------------           Director
         L. Michael Rizk

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 18, 2003, in the City of Lafayette, State of Louisiana.

                                    MEDIC SYSTEMS, INC.

                                    By: /s/ GEORGE M. SMALL
                                        -------------------
                                        George M. Small
                                        President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George M. Small and H. Eddy Dupuis, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of the, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2003.

              SIGNATURE                                             CAPACITY
              ---------                                             --------

     /s/ GEORGE M. SMALL
------------------------------------           President and Director (Principal Executive Officer)
         George M. Small


     /s/ H. EDDY DUPUIS
------------------------------------           Secretary, Treasurer and Director (Principal Financial
         H. Eddy Dupuis                        and Principal Accounting Officer)


     /s/ BILL D. DONALDSON
------------------------------------           Director
         Bill D. Donaldson


     /s/ STEVE MERLET
------------------------------------           Director
         Steve Merlet


     /s/ PAT MILAM
------------------------------------           Director
         Pat Milam

                                  Exhibit Index

                                                                 INCORPORATED BY
                                                                  REFERENCE TO
EXHIBIT                                                          REGISTRATION OR    FORM OR
  NO.                          DESCRIPTION                          FILE NO.        REPORT         DATE       EXHIBIT NO.
-------      -----------------------------------------------     ---------------    -------     ----------    -----------
  3.1        Certificate of Incorporation of Offshore                0-5232           10-K       June 1989      3 (10)
             Logistics, Inc.

  3.2        Agreement and Plan of Merger dated December             0-5232           10-K       June 1989      3 (11)
             29, 1987

  3.3        Certificate of Merger dated December 29, 1987           0-5232           10-K       June 1990      3 (3)

  3.4        Certificate of Correction of Certificate of             0-5232           10-K       June 1990      3 (4)
             Merger dated January 20, 1988

  3.5        Certificate of Amendment of Certificate of              0-5232           10-K       June 1990      3 (5)
             Incorporation of Offshore Logistics, Inc.
             dated November 30, 1989

  3.6        Certificate of Amendment of Certificate of              0-5232           8-K        Dec. 1992      3
             Incorporation of Offshore Logistics, Inc.
             dated December 9, 1992

  3.7        Rights Agreement and Form of Rights Certificate         0-5232           8-A        Feb. 1996      4

  3.8        Amended and Restated By-laws of Offshore                0-5232           8-K        Feb. 1996      3 (7)
             Logistics, Inc.

  3.9        Certificate of Designation of Series A Junior           0-5232           10-K       June 1996      3 (9)
             Participating Preferred Stock of Offshore
             Logistics, Inc.

 3.10        First Amendment to Rights Agreement                     0-5232         8-A/A         May 1997      5

 3.11        Second Agreement to Rights Agreement                    0-5232         8-A/A        Jan. 2003      4.3

 3.12        Articles of Organization of Air Logistics,
             L.L.C., dated October 6, 1997*

 3.13 Operating Agreement of Air Logistics, L.L.C., dated October 7, 1997, as amended*

 3.14        Articles of Incorporation of Air Logistics of
             Alaska, Inc., dated November 26, 1974, as amended*

 3.15        Bylaws of Air Logistics of Alaska, Inc., dated
             January 2, 1975*

 3.16        Certificate of Incorporation of Grasso
             Acquisition Corp., dated June 1, 1994, as amended*

 3.17        Bylaws of Grasso Acquisition Corp., dated
             June 1, 1994*

 3.18        Articles of Incorporation of Grasso Production
             Management, Inc., dated March 21, 1988*

 3.19 Bylaws of Grasso Production Management, Inc., dated January 26, 1998*

 3.20        Certificate of Incorporation of Medic Systems,
             Inc., dated September 14, 1995*

 3.21        Bylaws of Medic Systems, Inc., dated
             September 14, 1995*

  4.1        Indenture, dated as of June 20, 2003 among
             Offshore Logistics, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee*

  4.2        Registration Rights Agreement dated as of June
             20, 2003 between Offshore Logistics, Inc. and
             Credit Suisse First Boston LLC, Deutsche Bank
             Securities Inc., Robert W. Baird & Co.
             Incorporated, Howard Weil, A Division of Legg
             Mason Wood Walker, Inc., Jefferies & Company,
             Inc., and Johnson Rice & Company L.L.C*

                                                                 INCORPORATED BY
                                                                  REFERENCE TO
EXHIBIT                                                          REGISTRATION OR    FORM OR
  NO.                          DESCRIPTION                          FILE NO.        REPORT         DATE       EXHIBIT NO.
-------      -----------------------------------------------     ---------------    -------     ----------    -----------
  4.3        Form of 144A Global Note representing
             $228,170,000 Principal Amount of 6 1/8% Senior
             Notes due 2013*

  4.4        Form of Regulation S Global Note representing
             $1,830,000 Principal Amount of 6 1/8% Senior
             Notes due 2013*

  4.5        Registration Rights Agreement dated December            0-5232          10-Q        Dec. 1996      4 (3)
             19, 1996, between the Company and Caledonia
             Industrial and Services Limited

  5.1        Opinion of Vinson & Elkins L.L.P. *

  5.2        Opinion of Correro Fishman Haygood Phelps
             Walmsley & Casteix, L.L.P.*

  5.3        Opinion of Birch, Horton, Bittner and
             Cherot, A Professional Law Corporation*

 10.1        Executive Welfare Benefit Agreement with               33-9596            S-4       Dec. 1986      10 (ww)
             George M. Small

 10.2        Agreement and Plan of Merger between Offshore          33-79968           S-4       Aug. 1994      2 (1)
             Logistics, Inc., Grasso Acquisition Corp., and
             Grasso Corporation, dated June 1, 1994, as
             amended

 10.3        Shareholders Agreement dated as of June 1, 1994        33-79968           S-4       Aug. 1994      2 (2)

 10.4        Proposed Form of Non-competition Agreement             33-79968           S-4       Aug. 1994      2 (3)
             with Individual Shareholders

 10.5        Proposed Form of Joint Venture Agreement               33-79968           S-4       Aug. 1994      2 (4)

 10.6        Offshore Logistics, Inc. Annual Incentive               0-5232          10-K        June 1995      10 (20)
             Compensation Plan

 10.7        Indemnity Agreement.  Substantially identical           0-5232          10-K       March 1997      10 (14)
             agreements with 3 other directors of Offshore
             Logistics, Inc. are omitted pursuant to
             Instruction 2 to Item 601 of Regulation S-K

 10.8        Master Agreement dated December 12, 1996                0-5232           8-K        Dec. 1996      2 (1)

 10.9        Change of Control Agreement between Offshore            0-5232          10-Q       Sept. 1997      10 (1)
             Logistics, Inc. and George M. Small.
             Substantially identical contracts with five
             other officers are omitted pursuant to
             Instruction 2 to Item 601 of Regulation S-K

10.10        Offshore Logistics, Inc. 1994 Long-Term                 0-5232          10-K       March 1999      10 (15)
             Management Incentive Plan, as amended

10.11        Agreement between Pilots Represented by Office          0-5232          10-K       March 1999      10 (16)
             and Professional Employees International
             Union, AFL-CIO and Offshore Logistics, Inc.

10.12        Offshore Logistics, Inc. 1991 Non-qualified            33-50946          S-8        Aug. 1992      4.1
             Stock Option Plan for Non-employee Directors,
             as amended

10.13        Agreement with Louis F. Crane dated October             0-5232          10-K       March 2002      10 (17)
             18, 2001, executed January 7, 2002

10.14        Continuing Employment and Separation Agreement          0-5232          10-K       March 2003      10(16)
             with Hans J. Albert dated October 1, 2002

 12.1        Computation of Ratio of Earning to Fixed
             Charges*

 21.1        Subsidiaries of Offshore Logistics, Inc.*

 23.1        Consent of KPMG LLP*

                                                                 INCORPORATED BY
                                                                  REFERENCE TO
EXHIBIT                                                          REGISTRATION OR    FORM OR
  NO.                          DESCRIPTION                          FILE NO.        REPORT         DATE       EXHIBIT NO.
-------      -----------------------------------------------     ---------------    -------     ----------    -----------
 23.2        Consent of Vinson & Elkins L.L.P. (included in
             Exhibit 5.1)*

 23.3        Consent of Correro Fishman Haygood Phelps
             Walmsley & Casteix, L.L.P. (included in
             Exhibit 5.2)*

 23.4        Consent of Birch, Horton, Bittner and
             Cherot, A Professional Law Corporation*

 24.1 Power of Attorney (included in the signature pages of this Registration Statement)*

 25.1        Statement of Eligibility on Form T-1 of U.S.
              Bank National Association*

--------------------
*        Filed herewith